SCHEDULE 14A INFORMATION
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule

BF Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BF ENTERPRISES, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

Time:

           Thursday, May 13, 2004
           9:30 a.m. (Eastern Daylight Time)

Place:

           Northern Trust Bank
           440 Royal Palm Way
           Palm Beach, Florida 33480

Purpose:

1.	To elect five directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. The present Board of Directors intends to nominate the following individuals for election as directors: Brian P. Burns, Daniel S. Mason, Ralph T. McElvenny, Jr., Thomas C. Quick and Paul Woodberry.

2.	To consider and act upon the Company’s proposed 2004 Stock Option Plan for Outside Directors.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date:

Only stockholders of record at the close of business on March 29, 2004 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

CAROL L. YOUNG, Secretary

San Francisco, California

      This notice of meeting and proxy statement and accompanying proxy card are being distributed beginning on or about April 12, 2004.

— IMPORTANT —

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

NOMINATION AND ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
BENEFICIAL STOCK OWNERSHIP
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS
PROPOSAL TO APPROVE 2004 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT TO SEC
STOCKHOLDER PROPOSALS
OTHER MATTERS
PART I
Item 1. Business.
Item 2. Properties.
Item 3. Legal Proceedings.
Item 4. Submission of Matters to a Vote of Security Holders.
PART II
Item 6. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Item 7. Financial Statements and Supplementary Data.
REPORT OF INDEPENDENT AUDITORS
REPORT OF INDEPENDENT ACCOUNTANTS
BF ENTERPRISES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS At December 31, 2003 and 2002 (In thousands)
BF ENTERPRISES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME For the Years Ended December 31, 2003, 2002 and 2001 (in thousands, except per share amounts)
BF ENTERPRISES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY For the years ended December 31, 2003, 2002 and 2001 (in thousands)
BF ENTERPRISES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS For the years ended December 31, 2003, 2002 and 2001 (in thousands)
BF ENTERPRISES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS For the years ended December 31, 2003, 2002 and 2001
Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
Item 8a. Controls and Procedures
PART III
Item 9. Directors and Executive Officers of the Registrant.
Item 10. Executive Compensation.
Item 11. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
Item 12. Certain Relationships and Related Transactions.
Item 13. Exhibits, Financial Statement Schedules, and Reports on Form 8-K.
Item 14. Principal Accountant Fees and Services.
SIGNATURES

BF ENTERPRISES, INC.

PROXY STATEMENT

2003 FINANCIAL INFORMATION

ATTACHED AS APPENDIX C

INTRODUCTION

      The enclosed proxy is solicited on behalf of the present Board of Directors (sometimes referred to as the “Board”) of BF Enterprises, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 100 Bush Street, Suite 1250, San Francisco, California 94104. The approximate date on which this proxy statement and the enclosed proxy are being mailed to the Company’s stockholders is April 12, 2004. The proxy is solicited for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at 9:30 a.m. on Thursday, May 13, 2004, at Northern Trust Bank, 440 Royal Palm Way, Palm Beach, Florida.

      Only holders of record of the Company’s $.10 par value common stock (“Common Stock”) on March 29, 2004 will be entitled to vote at the Meeting and any adjournment or postponement of the Meeting. At the close of business on March 29, 2004, there were 3,485,691 shares of Common Stock outstanding. Each stockholder will be entitled to one vote per share of Common Stock held on each proposal considered at the Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Shares of Common Stock held by persons who abstain from voting and broker “non-votes” will be counted in determining whether a quorum is present at the Meeting.

      A stockholder submitting a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Meeting to the Secretary of the Company, by a duly executed proxy bearing a date later than the date of the proxy being revoked, or at the Meeting if the stockholder is present and elects to vote in person.

      The cost of soliciting proxies will be borne by the Company. Solicitations may be made by directors, officers or employees of the Company by telephone or personal interview, as well as by mail. Solicitation by such persons will be made on a part-time basis, and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitation will be paid.

      The Company meets the definition of a small business issuer under regulations promulgated by the Securities and Exchange Commission (the “SEC”).

PROPOSAL ONE

NOMINATION AND ELECTION OF DIRECTORS

Nominees of the Present Board of Directors

      The full Board of Directors, consisting of five directors, will be elected at the Meeting to hold office until the next annual meeting or until the directors’ successors are elected and qualified. It is intended that the proxies will be voted for the election of the five nominees named below. All five of the nominees are presently directors of the Company. The present term of office of all directors will expire upon election of directors at the Meeting.

      The proxies cannot be voted for more than five persons. Should any nominee become unavailable to serve as a director for any reason, proxies will be voted for the balance of those named and such substitute nominee as may be selected by the Board. The Board does not expect any nominee to become unavailable. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is necessary to elect each nominee. Proxies solicited by the Board will be voted “FOR” the election of the five nominees named below unless stockholders specify in their proxies to the contrary. Shares of Common Stock held by persons who abstain from voting and broker non-votes will not be voted for or against any of the nominees. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting for the election of directors, but broker non-votes will not be counted for this purpose.

      All of the nominees for election to the Board were elected at the 2003 Annual Meeting of Stockholders, except for Thomas C. Quick, who was appointed to the Board on October 28, 2003 to fill the vacancy created by the death of director Charles E.F. Millard on October 20, 2003. Mr. Millard had served on the Board since its inception in May 1987. Until his death, Mr. Millard served as managing partner of Millard/ O’Reilly Enterprises, a Fairfield, Connecticut firm engaged in real estate, investments and consulting for more than the past five years. Mr. Millard also was President of Sanctuary Ventures, Ltd., a private real estate and investment firm.

      The following table lists the name and age of each person nominated by the Board for election as a director and all positions and offices with the Company held by the nominee.

Name	Age	Position with the Company in Addition to Director

Brian P. Burns	67	Chairman of the Board, President and Chief Executive Officer
Daniel S. Mason	55
Ralph T. McElvenny, Jr	62
Thomas C. Quick	48
Paul Woodberry	76	Executive Vice President

      Messrs. Burns and Woodberry were first elected to office in May 1987. Mr. McElvenny has served as a director of the Company since June 1987. Mr. Mason was elected a director in October 1996. Thomas C. Quick was appointed a director on October 28, 2003.

      Mr. Burns has been Chairman of the Board of Directors and Chief Executive Officer of the Company since May 1987, and President since March 1988. He is a member of the Advisory Committee of Kendall-Jackson Winery. Mr. Burns also is a director of Joseph P. Kennedy Enterprises, Inc. of New York City.

      Since May 16, 2000, Mr. Mason has been the managing partner of the San Francisco offices of the law firm Zelle, Hofmann, Voelbel, Mason & Gette LLP (“Zelle”). He was the managing partner of the San Francisco law firm of Furth, Fahrner & Mason for more than the past five years preceding May 15, 2000.

      Mr. McElvenny has been Chairman of the Board of Directors and Chief Executive Officer of Golden Oil Company (“Golden”), a natural resources exploration and production company with principal offices in Houston and Tulsa, and predecessor companies for more than the past five years. He also served as Chief Executive Officer of Cobb Resources Corporation (“Cobb”), an oil and gas exploration and production company in which Golden is a substantial shareholder, from October 1990 until March 1992, when Cobb shareholders approved the sale of Cobb’s oil and gas assets to Golden. For more than the past five years Mr. McElvenny also has been Chairman of the Board of

Directors and Chief Executive Officer of USR Industries, Inc., a diversified holding company based in Houston.

      From 2001 through 2002 Mr. Quick was the Vice Chairman of Quick & Reilly/ Fleet Securities, Inc., successor to The Quick & Reilly Group, Inc. (“Quick & Reilly”), a holding company for four (4) major financial services businesses. From 1996 until 2001, Mr. Quick was president and chief operating officer of The Quick & Reilly Group, Inc., the NYSE-listed holding company for the firm’s securities business. Mr. Quick was president of Quick & Reilly, Inc., the nation’s leading national discount brokerage firm from 1985 to 1996. Mr. Quick is a member of the board of directors of Senesco Technologies, Inc., and he serves as a trustee of Cold Spring Harbor Laboratories, St. Jude Children’s Research Hospital, the National Corporate Theater Fund and Fairfield University in Fairfield, Connecticut.

      Mr. Woodberry has been Executive Vice President of the Company since May 1987, and served as Treasurer of the Company from May 1987 to May 1992 and Chief Financial Officer of the Company from May 1987 to September 2002. For more than the past five years, he has been a consultant to Alleghany Corporation, an asset management company based in New York, and certain of its subsidiaries, and has devoted a majority of his time to such activities. He is a director of certain subsidiaries of Alleghany Corporation, including World Minerals, Inc. and Alleghany Properties, Inc.

The Board and Committees

      The Board of Directors has standing Audit, Compensation and Executive Committees.

      The Audit Committee is composed of Messrs. McElvenny (Chairman), Mason and Quick, a majority of whom are independent in accordance with the applicable rules of the NASD. The Audit Committee met three times during 2003 (See CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS). In addition, Mr. Burns, as Chairman of the Board, and members of the Audit Committee met from time to time with the Company’s internal finance and accounting staff and with representatives of Ernst & Young LLP, the Company’s independent auditors. In accordance with the Audit Committee Charter, a copy of which is enclosed as Appendix A, the function of the Audit Committee is to appoint the firm to be retained by the Company as its independent auditors, to consult with the auditors with regard to the scope of audit practices and the plan of audit, the results of the audit and the audit report, to review the financial statements and earnings release for each calendar quarter, to confer with the auditors with regard to the adequacy of internal accounting controls and to consider the impact that other services provided by the independent auditing firm might have on said firm’s independence. The Board of Directors and the Audit Committee have determined that each of Messrs. McElvenny and Quick qualifies as “an audit committee financial expert” as defined in the rules of the SEC and in accordance with the Audit Committee Charter of the Company.

      The Compensation Committee, currently composed of Messrs. Quick (Chairman), Mason and McElvenny, held a meeting on December 23, 2003 (which was adjourned and resumed on December 30, 2003 and January 2, 2004) to discuss annual compensation matters. In addition, Mr. Quick, as Chairman of the Committee, met from time to time with the Chairman of the Board to review and consider various compensation matters. The function of the Compensation Committee is to recommend to the full Board of Directors compensation arrangements for the Company’s senior management and the adoption of any compensation plans in which officers and directors are eligible to participate, and to review and advise the full Board of Directors with respect to trends in management compensation.

      The Executive Committee, currently composed of Messrs. Burns (Chairman), McElvenny and Quick, did not meet during 2003. The Executive Committee has all of the powers of the Board of Directors, with certain specific exceptions limited by Delaware law.

      The Board met four times during 2003. Each director attended at least 75% of the meetings of the Board and committees of the Board on which he served.

      The Board of Directors has adopted a Corporate Code of Conduct, which is applicable to all directors, officers, and employees. It has also adopted a Code of Ethics for the Chief Executive Officer and Chief Financial Officer of the Company. Both documents are available by mailing a written request to: S. Douglas Post, Chief Financial Officer, BF Enterprises, Inc., 100 Bush Street, Suite 1250, San Francisco, CA 94104.

Nomination of Directors

      The Board does not have a standing nominating committee or a charter with respect to the process for nominating directors for election to the Company’s Board of Directors. The Company qualifies as a “small business issuer” under Nasdaq rules. As a small business issuer, the Nasdaq continued listing standards do not require the Company to have a nominating committee or a written charter. Members of the Company’s Board submit nominees for election to the Company’s Board of Directors to the entire Board for its consideration.

      The Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. Historically, the Company has not had a formal policy concerning stockholder recommendations to the Board of Directors. To date, the Company has not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the nominees in the Company’s Proxy Statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Board would consider any candidate proposed in good faith by a stockholder. To do so, a stockholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Company’s Chief Financial Officer, S. Douglas Post.

      The Company’s goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

      Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board of Directors may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Company also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

      The Board of Directors identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Stockholder Communications with the Board of Directors

      Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Chief Financial Officer, S. Douglas Post, with a request to forward the same to the intended recipient. All such communications will be forwarded unopened.

Director Attendance at Annual Meeting of Stockholders

      The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders. All of the Company’s incumbent directors attended the Company’s Annual Meeting, in person or telephonically, in May 2003, except for Mr. Quick who was appointed in October 2003.

REPORT OF THE AUDIT COMMITTEE

      The Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

      The Committee has discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

      Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

AUDIT COMMITTEE

Ralph T. McElvenny, Jr., Chairman
Daniel S. Mason
Thomas C. Quick

Executive Officers

      The executive officers of the Company are:

Name	Age	Office

Brian P. Burns	67	Chairman of the Board, President and Chief Executive Officer
Paul Woodberry	76	Executive Vice President
Stuart B. Aronoff	71	Senior Vice President — Operations and Assistant Secretary
Brian P. Burns, Jr.	39	Senior Vice President — Administration and Corporate Development
S. Douglas Post	63	Chief Financial Officer, Vice President, Controller and Treasurer

      Mr. Aronoff has been Senior Vice President — Operations and Assistant Secretary of the Company since May 1987.

      Mr. Burns, Jr. joined the Company in January 2003 and was appointed to the position of Senior Vice President — Administration and Corporate Development at that time. Prior to this position, Mr. Burns, Jr., worked, from January 2001 until December 2002, as an independent consultant providing corporate development services to various clients, including the Company. From January 2000 until December 2000, Mr. Burns, Jr. was employed as Vice President of Administration and Corporate Development of eMarketplace, Inc., an Internet incubator holding company. From February 1999 until December 1999, Mr. Burns, Jr. was employed as a Vice President of Gateway Advisors, a financial advisory firm. From August 1996 until September 1998, Mr. Burns, Jr. was employed by Neurex Corporation, a biopharmaceutical company, in a variety of positions, including Associate General Counsel.

      On June 17, 1999 and prior to his current employment, Mr. Burns, Jr. consented, without admitting or denying the allegations of a civil action by the SEC (No. 1:99CV01546)(the “Action”), to an order enjoining him from future violations of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and requiring him to pay (i) a civil penalty and (ii) that portion of the profits realized by the other defendents who were unable to pay by way of disgorgement. The Action alleged that Mr. Burns, Jr. and the other defendents violated certain provisions of the Federal securities laws. The Action did not allege that Mr. Burns, Jr. received any pecuniary benefit from the alleged conduct.

      Mr. Post has been Vice President of the Company since July 1991, Controller since May 1997, Treasurer since March 1998 and was appointed to the position of Chief Financial Officer in September 2002.

      All of the executive officers serve at the pleasure of the Board of Directors, subject to the terms of employment agreements, if any, relating to certain of such officers (See “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS — Employment Agreement, Termination of Employment and Change in Control Arrangements” below).

BENEFICIAL STOCK OWNERSHIP

      The following table sets forth information, as of March 29, 2004, concerning beneficial ownership of Common Stock, the Company’s only class of equity securities currently outstanding, by (i) the only persons known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock, (ii) all directors, (iii) the Chief Executive Officer and (iv) all directors and executive officers as a group.

	Shares of		Percent of
Name of	Common Stock		Common
Beneficial Owner	Beneficially Owned(1)		Stock

Brian P. Burns	1,827,550	(2)	49.8	%(2)
100 Bush Street San Francisco, CA 94104
Frederick P. Furth	690,000	(3)	19.8	%(3)
201 Sansome Street San Francisco, CA 94104
Jeffrey T. and Karen T. Nebel	200,000		5.7%
2055 94th Ave., N.E Bellevue, WA 98004
J. Stephen Schaub	184,595	(4)	5.3	%(4)
9 S. Washington Street — Suite 500 Spokane, WA 99201
Phillips Academy	190,000		5.5%
180 Main Street Andover, MA 01810
Daniel S. Mason	19,000	(5)	*
Ralph T. McElvenny, Jr.	25,000	(6)	*
Thomas C. Quick	5,000	(7)	*
Paul Woodberry	130,287	(8)	3.7	%(8)
All directors and executive officers as a group (8 persons)(2)(5)(6)(7)(8)(9)	2,302,192		58.7%

*	Less than 1%

(1)	Named persons have sole voting and investment power, except as otherwise indicated.

(2)	Includes 182,000 shares subject to presently exercisable options. Also includes 678,200 shares owned by Frederick P. Furth, as to which Mr. Burns holds an irrevocable proxy until May 31, 2005, and as to which Mr. Burns disclaims beneficial ownership. Excludes all shares now or hereafter owned by Messrs. Paul Woodberry, Stuart Aronoff, Douglas Post and certain others as to which shares Mr. Burns has rights of first refusal with respect to future sales. An aggregate amount of at least 222,816 of the outstanding shares of Common Stock currently are subject to these rights.

(3)	Includes 11,800 shares owned by the Furth Foundation, a charitable foundation of which Mr. Furth is Chairman of the Board of Directors, as to which shares Mr. Furth has shared voting and dispositive powers. Mr. Furth has granted Mr. Burns an irrevocable proxy to vote all of his shares (excluding shares held by the Furth Foundation) during the period ending May 31, 2005.

(4)	Includes 181,004 shares as to which Mr. Schaub has sole voting and dispositive power and 3,591 shares as to which he has shared dispositive power, no voting power, and as to which Mr. Schaub disclaims beneficial ownership.

(5)	Includes (i) 2,000 shares as to which Mr. Mason has shared voting and dispositive powers with his wife, and (ii) 17,000 shares subject to presently exercisable options.

(6)	Includes 23,000 shares subject to presently exercisable options.

(7)	Shares subject to presently exercisable options.

(8)	Consists of (i) 63,787 shares owned by a trust of which Mr. Woodberry and his wife are co-trustees, in which capacities Mr. and Mrs. Woodberry share voting and investment power with respect to all such shares, and (ii) 66,500 shares subject to presently exercisable options.

(9)	Includes 143,000 shares subject to presently exercisable options, in addition to those described in the foregoing footnotes, held by two executive officers.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

      The following table sets forth the total compensation that the Company paid or accrued to its executive officers, Brian P. Burns, Stuart B. Aronoff, and S. Douglas Post, during fiscal years 2003, 2002 and 2001 and to Brian P. Burns, Jr. in fiscal year 2003 only. No other executive officer of the Company received salary and bonus in excess of $100,000 for services rendered in all capacities to the Company during 2003, 2002 or 2001.

Summary Compensation Table

		ANNUAL COMPENSATION			ANNUAL COMPENSATION

					AWARDS		PAYOUTS

				OTHER		SECURITIES
				ANNUAL	RESTRICTED	UNDERLYING		ALL OTHER
				COMPEN-	STOCK	OPTIONS/	LTIP	COMPEN-
		SALARY	BONUS	SATION	AWARDS	SARS	PAYOUTS	SATION
NAME AND PRINCIPAL POSITION	YEAR	($)	($)(1)	($)	($)	(#)	($)	($)(2)

Brian P. Burns	2003	$265,000	—	—	—	—	—	$5,612
Chairman of the Board,	2002	295,000	$65,000	—	—	—	—	20,000
President and Chief Executive Officer	2001	295,000	100,000	—	—		—	17,000
Stuart B. Aronoff	2003	75,000	—	—	—	—	—	3,087
Senior Vice President —	2002	110,000	15,000	—	—	—	—	11,000
Operations	2001	110,000	25,000	—	—	—	—	11,000
Brian P. Burns, Jr	2003	130,000	15,000	—	—	—	—	3,648
Senior Vice President —
Administration & Corporate Development
S. Douglas Post	2003	132,500	5,000	—	—	—	—	3,508
Vice President,	2002	125,000	30,000	—	—	—	—	12,500
Chief Financial Officer,	2001	110,000	35,000	—	—	—	—	11,000
Controller and Treasurer

(1)	Amounts accrued in the year indicated and paid in the following year.

(2)	Amounts accrued in 2003, 2002 and 2001 on behalf of Messrs. Burns, Aronoff, and Post, and in 2003 on behalf of Mr. Burns, Jr., as fully vested contributions to the Company’s Profit Sharing Plan, a defined contribution plan. Mr. Burns, Jr.’s employment with the Company commenced on January 2, 2003.

Option Grants during 2003; Value of Options at Year-End

      The following tables set forth certain information covering 1) the grant of an option to one of the Company’s executive officers, during the fiscal year ended December 31, 2003, and 2) unexercised options held by the Company’s executive officers as of December 31, 2003.

Option/ SAR Grants in Last Fiscal Year

	Number of Securities	Individual Grants
	Underlying Unexercised	% of Total Options/SARs	Exercise or
	Options/SARs	Granted to Employees	Base Price	Expiration
	Granted(#)(1)	in Fiscal Year	($/Sh)	Date

Brian P. Burns, Jr.	35,000	100.0%	$8.70	January 2, 2013

(1)	Non-qualified stock option to purchase Common Stock issued pursuant to the Company’s 1997 Long-Term Incentive Plan, on January 2, 2003, granted at 100% of fair market value on that date, and exercisable in whole or in part at any time prior to the expiration date of the option or its earlier termination in accordance with that plan. The exercise price, and any related income tax withholding obligations, may be satisfied by delivery of cash or Common Stock owned by Mr. Burns, Jr. for at least six months, or any combination thereof.

Aggregated Option/ SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/ SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs		Options/SARs
	Shares		at Fiscal Year-End(#)		at Fiscal Year-End($)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Brian P. Burns	80,000	$497,200	182,000	0	$304,000	n/a
Stuart B. Aronoff	27,500	174,240	46,500	0	78,125	n/a
S. Douglas Post	22,000	135,410	46,500	0	78,125	n/a
Brian P. Burns, Jr.	n/a	n/a	35,000	0	0	n/a

      In 2001, the Company’s Board adopted a stock option loan program whereby employees, executive officers, and directors of the Company may borrow, in connection with the exercise of stock options of the Company, an amount equal to the cost of the option exercise plus any withholding taxes resulting from the exercise of such stock option (less the par value of the Common Stock being acquired) (“Option Loan Program”). All loans provided under the Option Loan Program must be evidenced by full-recourse promissory notes that are secured by the shares issued in connection with the option exercises. The principal amount of the notes bear interest at the Applicable Federal Rates in effect at the time the notes are issued. Interest on the notes is due annually on the anniversary date of each note and principal of the notes and accrued but unpaid interest is due upon the earlier of (1) the fifth anniversary of the issuance of each note; or (2) the sale of the shares purchased in connection with the exercise of options. Each of the following named executive officers participated in the Option Loan Program, and the highest aggregate indebtedness to the Company for each participant during 2003 was as follows: Mr. Burns — $683,543; Mr. Aronoff — $94,601 and Mr. Post — $90,988.

      Effective July 30, 2002, under Section 402 of the Sarbanes-Oxley Act and Section 13 (k) of the Exchange Act, the Company was prohibited from extending any further loans to executive officers and directors under the Option Loan Program. In April 2003, Mr. Burns repaid his note in full with cash in the amount of $683,543, which included $27,605 of accrued interest. In February 2004, Messrs. Aronoff and Post repaid their notes in the amount of $92,432 and $88,428, respectively, which included $2,438 and $1,433 of accrued interest, respectively, with the tender or surrender of 10,445 and 9,992 shares, respectively, of the Company’s Common Stock at a market value of $8.85 per share. All of the notes were repaid under the original terms of the Company’s Option Loan Program.

Employment Agreement, Termination of Employment and Change in Control Arrangements

      Brian P. Burns, Chairman of the Board, President, and Chief Executive Officer, has an employment agreement with the Company, effective July 3, 2003 and terminating December 31, 2008 (“Term”), pursuant to which Mr. Burns is eligible to receive an annual salary of $265,000. Under this employment agreement, Mr. Burns also is eligible to receive an annual cash bonus not exceeding his base salary. The amount of any bonus is determined by the Board of Directors in its discretion based on Mr. Burns’ performance during the applicable year. In the event Mr. Burns’ employment is terminated involuntarily other than for cause, or voluntarily in his absolute sole discretion within 180 days following a change in control (as defined in the employment agreement) of the Company, Mr. Burns will be paid the sum of (1) all accrued base salary, bonus compensation, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Mr. Burns is a participant to the full extent of his rights under such plans, accrued vacation pay, and any appropriate business expenses incurred by him, all to the date of termination, and (2)(i) a lump sum amount equal to Mr. Burns’ base salary (at the rate payable at the date of termination) through the remaining term of the employment agreement, plus (ii) an amount equal to his base salary (at the rate payable at the date of termination) in lieu of a bonus; provided, however, in no event shall such aggregate under clause (2) above be less than two times his base salary. In the event of disability, Mr. Burns will also be entitled to receive 75% of the base salary remaining on his employment contract, minus amounts received from long-term disability insurance provided by the Company, and, in the event of death, the Company will continue to pay Mr. Burns’ estate or assignee, as applicable, 100% of the base salary through the Term of his employment agreement. Mr. Burns will also be eligible to receive certain other benefits.

Compensation of Directors

      Each director of the Company who is not also an employee of the Company receives an annual fee of $10,000 for services as a director and $750 for each board meeting attended. Outside directors also receive annual fees of $2,500 as chairman and $1,500 as a member of the Executive, Audit or Compensation Committees. Directors receive reimbursement for travel and other expenses directly related to activities as directors, and outside directors receive an additional $500 for each board meeting they attend which is held more than three hours’ air travel from their residences. In addition, in 2001 the Company expanded the eligibility of its Supplemental Medical/ Dental Plan, which provides for the reimbursement of certain medical and dental expenses up to an annual current maximum of $25,000, to include non-employee directors of the Company.

      The Company’s 1994 Stock Option Plan for Outside Directors (the “Outside Directors’ Plan”), which was approved by the Company’s stockholders on May 5, 1994, provides for the periodic, automatic granting of non-qualified stock options to non-employee directors of the Company (currently Messrs. Mason, McElvenny and Quick) on the date each person is elected or appointed a director (or, for Mr. McElvenny on May 5, 1994) and thereafter on the date of each annual meeting of stockholders at which he or she, having served at least one year as a non-employee director, is re-elected a director. The initial grant is a non-qualified option for the purchase of 5,000 shares of Common Stock.

      At each subsequent annual meeting of stockholders, an eligible non-employee director will receive a non-qualified option for the purchase of 2,000 shares of Common Stock. All options granted under the Outside Directors’ Plan have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date, and have a term of ten years and one day. All options granted prior to May 27, 1997 under the Outside Directors’ Plan, vested at the rate of 25% per year for each of the first four years, except that upon the death, disability or retirement of a non-employee director, or upon a director’s failure to win reelection after nomination at the recommendation of the Board of Directors, or upon a change of control (as defined in the Outside Directors’ Plan), all options vest automatically and immediately. All options granted under the Outside Directors’ Plan on or after May 27, 1998 vest in full immediately upon the grant of the option. All options held by a director terminate on the date that such individual ceases to be a director, provided that all options vested and exercisable on that date may be exercised for a period of up to one year following termination or, in the case of termination by reason of death, disability, retirement or failure to win reelection, as described above, for a period of three years. A total of 100,000 shares of Common Stock has been authorized for issuance under the Outside Directors’ Plan. Messrs. McElvenny, Millard, and Mason were each granted an option for the purchase of 2,000 shares of Common Stock, pursuant to the Outside Directors’ Plan, on May 13, 2003 (the date of the year 2003 Annual Meeting of Stockholders), with an exercise price of $8.29 per share, the fair market value of a share of Common Stock on that date. The Outside Directors’ Plan terminated pursuant to its terms on February 16, 2004.

CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS

      The Company has retained the Zelle law firm of which Mr. Mason is a managing partner, to represent the Company with reference to certain matters during 2003, 2002 and 2001. Aggregate fees for legal services rendered to the Company by Zelle in 2003 were $64,798. Brian P. Burns, Chairman, President and Chief Executive Officer of the Company, is the father of Brian P. Burns, Jr., who currently serves as Senior Vice President — Administration and Corporate Development of the Company. Mr. Burns has agreed to recuse himself from certain substantive matters, such as compensation, benefits and terms of employment, involving his son, Mr. Burns, Jr. There are no other family relationships among any directors and executive officers of the Company. (See “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS — Option Grants during 2003” for description of certain other related party transactions).

PROPOSAL TWO

PROPOSAL TO APPROVE 2004 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

      At the Meeting, the stockholders will be asked to approve the Company’s 2004 Stock Option Plan for Outside Directors (the “2004 Plan”). The following description of the 2004 Plan is qualified in its entirety by reference to the plan, which is attached hereto as Appendix B.

      On March 4, 2004, the Board of Directors unanimously adopted the 2004 Plan which, upon stockholder approval, will replace the Outside Directors’ Plan, which terminated in accordance with its terms on February 16, 2004. The purposes of the 2004 Plan are to attract and retain the best available candidates for the Board of Directors, to provide additional equity incentives to directors through their participation in growth in value of the Common Stock, and to promote the success of the Company’s business. Only directors who are not also employees of the Company are eligible to participate in the 2004 Plan. No grants may be made under the 2004 Plan until it has been approved by the stockholders.

      A total of 100,000 shares of Common Stock has been authorized for issuance under the 2004 Plan, subject to stockholder approval. On March 31, 2004, the closing price of Common Stock was $8.94 per share, as quoted in the NASDAQ National Market System.

      The 2004 Plan provides for the periodic, automatic granting of non-qualified stock options to non-employee directors of the Company. Upon approval of the 2004 Plan by the stockholders at the Meeting, each person who is not an outside director on such date but who later becomes an outside director will be granted an option to purchase 5,000 shares of Common Stock on the date of his or her election or appointment. Commencing in 2004, on the date of each annual meeting of stockholders, each non-employee who is reelected a director at that meeting and who has served as a non-employee director for at least one year will receive an additional option for the purchase of 2,500 shares of Common Stock (“Annual Grant”). Messrs. McElvenny, Mason and Quick, currently directors of the Company, are the only three non-employees who have been nominated by the Board for election as directors at the Meeting. Accordingly, Messrs. McElvenny and Mason will be eligible to receive an option to purchase 2,500 shares of Common Stock on the date of the Meeting (Mr. Quick is not eligible for an Annual Grant this year because he will not have served as a Director for at least one year as required by the 2004 Plan).

      The exercise price per share for all options granted under the 2004 Plan will be 100% of the fair market value of Common Stock on the date of grant. Payment for option exercises may be by cash or, by written agreement and in accordance with the 2004 Plan and where not otherwise prohibited by applicable law, by delivery of shares of Common Stock or a combination of the foregoing methods of payment. All options will be for a term of ten years and one day and all options will vest according to vesting schedules, if any, established by the Board. To the extent options granted under the 2004 Plan are subject to vesting schedules, in the event of the death, disability or retirement of an outside director, or a director’s failure to win reelection after nomination at the recommendation of the Board of Directors, or upon the occurrence of a Change in Control (as defined in the plan), all options vest automatically and immediately. All options held by a director terminate on the date that such individual ceases to be a director, provided that any options vested and exercisable on that date may be exercised for a period of up to one year following termination or, in the case of termination by reason of death, disability, retirement or failure to win reelection, as described above, for a period of three years following termination.

      The 2004 Plan may be amended, altered, suspended or discontinued at any time by the Board of Directors, except no action may be taken without approval of the stockholders (i) to increase the maximum number of shares which may be issued upon exercise of options (except pursuant to certain changes in the outstanding shares of Common Stock), (ii) to modify materially the requirements for participation in the plan, (iii) to reduce the minimum exercise price requirements, (iv) to extend the period during which options may be granted, (v) to expand the types of stock options awarded, or (vi) otherwise to amend or modify the plan in a manner requiring stockholder approval pursuant to Rule 16b-3 under the Securities Exchange Act of 1934.

      The following table describes the benefits under the 2004 Plan to the Company’s three current outside directors, Messrs. McElvenny, Mason and Quick.

New Plan Benefits

2004 Stock Option Plan for Outside Directors

	Dollar Value	Number
Name and Position	($)	of Shares

All current directors who are not executive officers:
Ralph T. McElvenny, Jr.	N/A	2,500	(1)
Daniel S. Mason	N/A	2,500	(1)
Thomas C. Quick	N/A	0	(2)

		5,000

(1)	Upon stockholder approval of the 2004 Plan, a non-qualified option for 2,500 shares of Common Stock will be granted to each of Messrs. McElvenny and Mason upon reelection as a director at the Meeting; thereafter, each of the current, outside directors will receive a non-qualified option for 2,500 shares of Common Stock on the date of each annual meeting of stockholders at which he is reelected as a non-employee director.

(2)	Mr. Quick was appointed to the Board in October 2003 and received an initial grant of an Option to purchase 5,000 shares of Common Stock under the Outside Directors’ Plan. Since Mr. Quick will not have served at least one year as a non-employee director, he will not be eligible for an Annual Grant until his reelection to the Board in 2005.

Federal Income Tax Consequences

      The following discussion is a general summary of the material federal income tax consequences to the participants in the 2004 Plan and the Company and is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations thereunder and rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular plan participant.

      A participant in the 2004 Plan who holds an option should not recognize income as a result of the grant of the option, but normally will recognize compensation taxable at ordinary income rates upon the option’s exercise, to the extent that the fair market value of the shares acquired on the date of the exercise of the option exceeds the option exercise price paid. The participant’s initial tax basis for shares acquired upon the exercise of an option will be the option exercise price paid plus the amount of ordinary income recognized by the participant. Subject to the limits of Section 162(m) of the Code, which limits the deductibility of certain compensation in excess of $1,000,000, the Company will be allowed a deduction for federal income tax purposes in the same amount as the participant realizes ordinary income.

      The tax consequences resulting from the exercise of options through the surrender of already-owned shares of Common Stock are uncertain. In published rulings, the Internal Revenue Service has taken the position (i) that to the extent an equivalent number of shares is acquired upon such exercise, the participant will recognize no gain and the participant’s basis in the shares acquired will equal his or her basis in the surrendered shares, and (ii) that to the extent any additional shares are acquired upon such exercise, the participant will recognize ordinary income in the amount of their then fair market value taxable under the rules described above (as if no amount had been paid for such shares), and the participant’s basis in the additional shares will equal such fair market value.

Board Recommendation and Stockholder Vote Required

      The Board believes that the proposal is in the best interest of the Company and its stockholders and recommends its approval. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of the proposal. Proxies solicited by the Board will, unless otherwise directed, be voted to approve the proposal. Shares held by persons who abstain from voting on the proposal and broker non-votes will not be voted for, and will have the effect of a vote against, the proposal. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal, but broker non-votes will not be counted for this purpose.

      The Board has unanimously approved the adoption of the 2004 Stock Option Plan for Outside Directors and recommends that the stockholders vote “FOR” the proposal.

INDEPENDENT PUBLIC ACCOUNTANTS

      Ernst & Young LLP, independent public accountants, has acted as the Company’s auditors since July 2002 and the Audit Committee of the Board of Directors intends to reappoint Ernst & Young LLP to audit the books, records and accounts of the Company for the year ending December 31, 2004. A representative of that firm will be present at the Meeting with the opportunity to make a statement if he or she desires to do so and such representative will also be available to respond to appropriate questions.

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and 2002 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2003	Fiscal 2002

Audit Fees(1)(5)	$62,329	$45,000
Audit Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0

Total	$62,329	$45,000

(1)	Audit Fees — Audit fees billed to the Company by Ernst & Young LLP for auditing the Company’s annual financial statements for fiscal 2002 and 2003 and reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-QSB and Annual Report on Form 10-KSB.

(2)	Audit-Related Fees — Ernst & Young LLP did not provide any audit-related services to the Company in fiscal 2002 and 2003

(3)	Tax Fees — Ernst & Young LLP did not provide any tax services to the Company in fiscal 2002 and 2003.

(4)	All Other Fees — Ernst & Young LLP did not provide any other services to the Company in fiscal 2002 and 2003.

(5)	In addition, a fee of $3,000 was paid to Arthur Andersen LLP in connection with their review of the consolidated financial statements included in the Company’s Form 10-QSB for the quarterly period ended March 31, 2002. Arthur Andersen LLP did not provide any other services to the Company in fiscal 2002 and 2003.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

      The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services provided to the Company are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. All of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company in 2003 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. No non-audit services were provided by Ernst & Young LLP in 2003. Accordingly, the Audit Committee determined that all services provided by Ernst & Young LLP were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

ANNUAL REPORT TO SEC

      Stockholders who wish to obtain, without charge, a copy of the Company’s Form 10-KSB report for the year ended December 31, 2003, as filed with the SEC, should address a written request to: Secretary, BF Enterprises, Inc., 100 Bush Street, Suite 1250, San Francisco, CA 94104. Exhibits to that report are available upon written request and payment of a reasonable fee equal to the Company’s costs of copying and mailing such exhibits.

STOCKHOLDER PROPOSALS

      To be considered for presentation at the year 2005 Annual Meeting of Stockholders, a stockholder proposal must be received at the offices of the Company not later than December 12, 2004. Such proposals also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received at the offices of the Company by no later than 30 days in advance of the date of that meeting as set forth in the notice sent to stockholders (unless the meeting is held on May 1 or earlier, then such notice must be given by the stockholder to the Company within 10 days of the first public disclosure of the date of the annual meeting), and contain such information as is required under the Company’s Bylaws.

OTHER MATTERS

      The proxy holders are authorized to vote, in their discretion, upon any other business that comes before the Meeting and any adjournment or postponement of the Meeting. The Board knows of no other matters which will be presented to the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

CAROL L. YOUNG, Secretary

San Francisco, California

April 12, 2004

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

BF ENTERPRISES, INC.

APPENDIX A

TO PROXY STATEMENT

AUDIT COMMITTEE CHARTER

(Adopted on March 1, 2004)

Statement of Policy

      The Audit Committee of the Board of Directors shall assist the Directors in fulfilling their financial oversight responsibilities. Its primary function shall be to review the financial information which will be provided to the stockholders and others, the financial reporting process, the system of internal controls, the audit process and BF Enterprises, Inc.’s (the “Company” or “BF Enterprises”) process for monitoring compliance with laws and regulations.

      To assure the appropriate division of labor in corporate governance, the Audit Committee must differentiate between its oversight role and management’s role in managing the affairs of the Company. The Audit Committee is intended to oversee, but not replace, management’s own efforts. Accordingly, the Audit Committee will initiate reviews of the Company’s financial reporting processes and systems, but it is the responsibility of management and the independent auditors to bring to the attention of the Audit Committee any significant failures, irregularities, or other problems within those processes and systems that may arise from time to time and come to their attention.

      In performing its duties, the Audit Committee will seek to maintain free and open communication between the directors, the independent auditors, and the financial management of the Company. The Audit Committee is intended to provide an independent and, as appropriate, confidential forum in which interested parties can freely discuss information and concerns.

Audit Committee Composition

      Audit Committee — Majority of Independent Directors. The Audit Committee shall be comprised of at least two “independent” Directors. If at any time the Committee is composed of fewer than two independent Directors, such lesser number will constitute the Audit Committee until the Board of Directors appoints a successor or successors.

      For a member to be deemed “independent,” the Board of Directors must affirmatively determine the member has no material relationship with the Company either directly or as a partner, shareholder, investor or officer of an organization that has a relationship with the Company. Directors who are or were employees of BF Enterprises, or its independent auditors and immediate family members thereof will not be regarded as “independent” for five (5) years following termination of such relationship. If future SEC or other applicable rules require a more limited definition of “independent,” then this charter will be deemed amended when so required to conform with any additional limitations. The Audit Committee must be composed of all “independent” directors, effective July 31, 2005.

      Accounting and Financial Experience of Committee Chairman. The Board of Directors shall designate a Chairman by majority vote of the full Board. The Chairman of the Audit Committee shall have sufficient accounting or financial management experience to protect the interests of BF Enterprises’ stockholders, evaluate financial statements, understand general accounting principles, GAAP reporting, and monitor and evaluate internal audit controls as well as the overall audit process and compliance with laws and regulations.

      One Audit Committee Member must be a “Financial Expert.” At least one member of the Audit Committee (which may be the Chairman) shall have accounting or financial management experience sufficient to qualify as a “financial expert” under the rules of NASDAQ in effect as of the date this Committee adopts this Audit Committee Charter. In determining whether an Audit Committee member is a financial expert, the Board of Directors and the Audit Committee will consider, among other things, whether a person has, through education and experience as a public accountant or auditor or a principal financial officer or principal accounting officer, or from a position involving similar functions, such as having been a CEO or other senior officer with financial oversight responsibilities:

•	An understanding of Generally Accepted Accounting Principles (“GAAP”) and financial statements;

•	Experience in reviewing, preparing, auditing, analyzing or evaluating financial statements of generally comparable companies, and applying such principles in connection with the accounting for estimates, accruals and reserves or experience actively supervising one or more persons engaged in such activities;

•	Experience with internal accounting controls; and

•	An understanding of audit committee functions.

      Additional Limitations. No member of the Audit Committee may sit on audit committees for more than two other public companies, unless explicitly approved by the Company’s Board of Directors and disclosure, to the extent required, is made in the Company’s proxy statement.

Meetings At Least Quarterly

      The Audit Committee will meet at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, in connection with each meeting the Committee will provide an opportunity for the independent auditors and management of the Company to meet separately with the Audit Committee, without members of the other group present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial and accounting personnel and the cooperation that the independent auditors received during the course of their work. Telephonic participation in meetings, as appropriate, are permitted.

Voting

      Each member of the Audit Committee shall have one vote.

Compensation

      Audit Committee members may not receive any compensation from BF Enterprises, other than as a stockholder, director and/or as a member of any committee appointed by the Board of Directors.

Sole Authority for Retaining Auditors and Other Financial Professionals

      The Audit Committee will have the sole power to:

•	Hire and fire the independent auditors who audit the financial statements of the Company and its divisions and subsidiaries, based on the Audit Committee’s judgment of the independent auditors’ independence and effectiveness, as well as approving all fees and engagement terms;

•	Resolve any disagreement between the auditors and management; and

•	Approve all non-audit services performed by BF Enterprises’ auditors, subject to a de minimis exception for such non-audit services. In doing so, the Audit Committee will consider whether the provision of non-audit services, if any, by the independent auditors is compatible with maintaining the independent auditors’ independence. The Audit Committee will not approve any of the Prohibited Services listed on Appendix “A” to this document, and, in making a business judgment about particular non-audit services, the Audit Committee will consider the guidelines contained in Appendix A to this document.

Oversight Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of the Company meet or exceed all applicable legal and business standards.

      In carrying out its responsibilities, the Audit Committee will:

•	At least annually, obtain from the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and an explanation of the independent auditor’s internal quality control procedures and material issues (if any) raised in their peer review. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the stockholders’ representatives, and that the Audit Committee has the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

•	Meet with the independent auditors and financial management of the Company prior to any audit to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors’ compensation. At the conclusion of the audit process, review the findings in the audit with the independent auditors.

•	Review the performance of the Company’s financial and accounting personnel with the independent auditors, as well as the adequacy and effectiveness of the accounting and financial controls, including computerized information system controls and security, of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Review, alone or with legal counsel, communications received by the Company with respect to legal and regulatory matters that may have a material effect on the Company’s financial statements or on the Company’s compliance policies, as provided by management of the Company.

•	Require the independent auditors to timely report to the Audit Committee (i) any difficulties encountered in the course of audit work, including any restriction on the scope of activities or access to required information, (ii) all alternative treatments of financial information within GAAP discussed by the independent auditors and management, the ramifications of each such alternative treatment and the accounting firm’s preferred treatment, and (iii) other material written communications between the accounting firm and the

Company’s management, such as any management letter or schedule of unadjusted differences.

•	Inquire quarterly of management and the independent auditors about significant areas of risk or exposure and assess the steps management of the Company has taken to minimize such risks.

•	Inquire quarterly of the independent auditors of their views about how the Company’s choices of accounting principles and disclosure practices may affect public views and attitudes about the Company.

•	Review at least quarterly with financial management and the independent auditors (i) the financial statements contained in the quarterly and annual reports to stockholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders; (ii) critical financial reporting issues, policies and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and any other matters required to be communicated to the Audit Committee by the auditors; and (iii) the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

•	Review succession planning with respect to accounting and financial human resources within the Company.

•	Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors’ meeting to assist in reporting the results of the annual audit or to answer the Directors’ questions.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, accountants, or others for this purpose to assist it in its investigation or for any other reason deemed advisable by a majority of the Audit Committee or its Chairman.

•	Obtain the approval of the full Board of Directors of this Charter, and review and reassess this charter at least annually or as conditions dictate.

•	Review and approve all “related party transactions” required to be disclosed pursuant to SEC Regulation S-K, Item 404, or any successor provision.

•	Review and concur with the Company’s Board of Directors in the appointment, replacement, reassignment or dismissal of the Chief Financial Officer of the Company.

•	Affirm in the Company’s Proxy Statement that the Committee has fulfilled its responsibilities during the year in compliance with the Charter. The Audit Committee Charter will be included in the Proxy Statement every three years or when significant amendments are made to it.

•	Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the external audit of the Company, as the Audit Committee may, in its discretion, determine to be advisable.

Procedures for Responding to Concerns

      Every employee of or consultant to the Company who has, or who hears expressed by another person, any concerns about the manner in which the Company’s financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter within the purview of the Audit Committee is directed and strongly encouraged to report the matter promptly to any member of the Audit Committee. The Audit Committee will attempt to keep the name of the person reporting the potential issue confidential to the extent requested by that person and not inconsistent with the best interests of the Company. The Audit Committee will not tolerate retaliation against any person who reports potential issues to the Audit Committee in good faith.

      Any member of the Audit Committee who receives such a complaint or inquiry shall notify the Chairman of the Audit Committee, who shall then notify the other members of the Audit Committee. The Audit Committee will then promptly decide on an appropriate methodology to investigate, understand and resolve the potential issue in a timely fashion. To do so, the Audit Committee has the power to retain outside counsel, accountants and other professionals to assist in responding to and investigating any issue. After review and discussion in an executive session and (as the Audit Committee deems necessary) with the full Board of Directors and with outside counsel or other outside advisors, the Audit Committee shall seek to promptly address the concerns and respond privately or publicly, as appropriate, to address the matter. The decision of the Audit Committee in any such matter will be final and binding on the Company without further action of the Board of Directors.

APPENDIX A

      To help maintain internal audit controls, the following non-audit services shall not be performed by BF Enterprises’ independent auditors (“Prohibited Services”):

•	Bookkeeping or other services related to the Company’s accounting records;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker, dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other services the SEC or the NASDAQ determines, by regulations is not permitted.

      Some factors which may be considered by the Audit Committee when deciding whether to approve audit and non-audit services, which are not Prohibited Services, include:

1.	Whether the service facilitates the performance of the audit, improves the Company’s financial reporting process, or is otherwise in the interest of the Company and its stockholders.

2.	Whether the service is being performed principally for the Audit Committee.

3.	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of the Company’s financial reporting process.

4.	Whether the service would be performed by specialists who ordinarily also provide recurring audit support.

5.	Whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of the Company’s business and operations.

6.	Whether the role of those performing the service would be inconsistent with the auditor’s role.

7.	Whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management.

8.	Whether the auditors, in effect, would be auditing their own numbers.

9.	Whether the project must be started and completed very quickly.

10.	The size of the fee(s) for the non-audit service(s).

APPENDIX B

BF ENTERPRISES, INC.

2004 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS (“PLAN”)

ARTICLE I

GENERAL PROVISIONS

1.01     Purpose

      The purpose of this stock option plan is to obtain, motivate and retain experienced Outside Directors by offering them an opportunity to become owners of the Common Stock of the Company.

1.02     Administration

      (a) The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee appointed by the Board (the “Committee”); provided, that to the extent required by Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such Committee shall be comprised solely of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) under the Exchange Act. All references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed. The interpretation and construction by the Committee of any provisions of the Plan or of any award granted under it shall be final unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any awards granted under it.

      (b) The Committee shall have the authority, in its sole discretion and from time to time to: (i) designate the directors eligible to participate in the Plan; (ii) grant awards provided in the Plan in such form and amount as the Committee shall determine; (iii) impose such limitations, restrictions and conditions upon any such award as the Committee shall determine; (iv) interpret the Plan, adopt, amend, and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

      (c) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

1.03     Outside Director

      Members of the Company’s Board of Directors who are not employees of the Company under Section 3401(c) of the Code and who are not legally or contractually prohibited from receiving and holding personally any options granted under this Plan (“Outside Directors”) shall be eligible to receive grants under the Plan.

1.04     Types of Awards Under Plan

      Awards under the Plan shall be in the form of non-qualified stock options (“Stock Options”) to purchase the Company’s common stock, $.10 par value (“Common Stock”).

1.05     Aggregate Limitation on Awards

      (a) The maximum number of shares of Common Stock which may be issued under the Plan shall be 100,000 subject to adjustment as provided in Section 3.05.

      (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan: (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for the shares issued upon an exercise of a Stock Option; (ii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for the shares issued upon an exercise of a Stock Option.

      (c) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan.

1.06     Effective Date and Term of Plan

      (a) The Plan shall become effective on the date it is approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at a meeting of shareholders of the Company.

      (b) No awards shall be made under the Plan after the ten-year anniversary of the effective date of the Plan, provided, however, that the Plan and all awards made under the Plan before such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

1.07     Acceleration of Vesting

      The Committee shall have the right to accelerate the date of exercise of any installment of any Stock Option.

ARTICLE II

NON-QUALIFIED STOCK OPTIONS

2.01     Award of Non-Qualified Stock Options

      The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more Stock Options to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02     Granting of Options

2.02.1     Initial Grant

      Any person who becomes an Outside Director shall be granted on the date of his election or appointment as an Outside Director a Stock Option to purchase 5,000 shares of Common Stock.

2.02.2     Annual Grant

      Each Outside Director who has received an initial grant pursuant to either i) Section 2.02.1; or ii) the 1994 Stock Option Plan for Outside Directors, and who has served at least one year as an Outside Director shall be granted on the date of each annual meeting of stockholders (so long as he is an Outside Director at the close of business on such date) Stock Options to purchase 2,500 shares of Common Stock (subject to adjustments in accordance with Section 3.05).

2.03     Stock Option Agreements

      The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option (the “optionee”), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and including such terms as the Committee may from time to time determine.

2.04     Stock Option Price

      The exercise price per share of Common Stock subject to each Stock Option shall be the fair market value per share of Common Stock on the date of such grant, but shall not be less than the par value or the Common Stock on the date of such grant.

2.05     Term and Exercise

      Each Stock Option shall be exercisable by the optionee in accordance with such terms as shall be established by the Committee for the option, and unless a shorter period is provided by the Committee or by another provision of this Plan, may be exercised during a period of ten years from the date of grant thereof (the “option term”). No Stock Option shall be exercisable after the expiration of its option term.

2.06     Manner of Payment

      Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or with previously owned Common Stock.

2.07     Effect of Exercise

      As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.08     Death, Disability or Retirement of Optionee

      If an Outside Director’s membership terminates because of death, disability (as determined by the Committee), retirement from the Board, or an unsuccessful attempt to win reelection to the Board after nomination for election at the recommendation of the Board, an Option held at the date of such termination may be exercised for up to 100% of the shares covered by such Option at any time within three (3) years after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

2.09     Termination for Other Reasons

      Except in the case of death, disability (as determined by the Committee), retirement from the Board, or an unsuccessful attempt to win reelection to the Board after nomination for election at the recommendation of the Board, if an Outside Director’s membership on the Board terminates for any reason, an Option held at the date of termination (but only to the extent exercisable at the time of such termination) may be exercised in whole or in part at any time within one (1) year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

ARTICLE III

MISCELLANEOUS

3.01     General Restriction

      Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the optionee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

3.02     Non-Assignability

      No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the participant, such award shall be exercisable only by the participant or by his guardian or legal representative.

3.03     Withholding Taxes

      Whenever the Company proposes or is required to issue shares of Common Stock under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements before delivery of any payment or certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

3.04     Board Service Not Affected

      Nothing in the Plan or in any Non-Qualified Stock Option Agreement entered into pursuant to the Plan shall confer upon any participant the right to continue to serve on the Board of Directors of the Company or affect any right which the Company or its shareholders may have to terminate the service of, or other relationship with, such participant.

3.05     Adjustments

      Upon the occurrence of any of the following events, a participant’s rights with respect to Stock Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the participant and the Company relating to such award:

(a) Stock Dividends And Stock Splits. As determined by the Committee in its sole discretion, if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Stock Options may be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity, in a merger, reverse merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to outstanding Stock Options, take one or more of the following actions: (i) make appropriate provision for the continuation of such Stock Options by substituting on an equitable basis for the shares then subject to such Stock Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Stock Options or of any installment of any such Stock Options; (iii) upon written notice to the optionees, provide that all Stock Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Stock Options shall terminate; (iv) terminate all Stock Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Stock Options over the exercise price thereof; or (v) take such other action as deemed appropriate by the Committee or such Successor Board.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising a Stock Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Stock Option prior to such recapitalization or reorganization.

(d) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Stock Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

(e) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(f) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

(g) Adjustments. Upon the happening of any of the foregoing events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 1.05(a) hereof that are subject to Stock Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this Section 3.05 and, subject to Section 3.02, its determination shall be conclusive. If any person or entity owning restricted Common Stock obtained by exercise of an award made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

3.06     Non-Uniform Determinations

      The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

3.07     Rights as a Shareholder

      The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

3.08     Fair Market Value

      (a) Company’s Common Stock is Publicly Traded. For purposes of the Plan, if the Company’s Common Stock is publicly traded at the time a Stock Option is granted under the Plan, “fair market value” as of any date and in respect of any share of Common Stock shall mean:

(i) the average of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or

(ii) the last reported sale price of the Common Stock on the Nasdaq National Market System, if the Common Stock is not then traded on a national securities exchange; or

(iii) the mean between the closing bid and ask prices last quoted by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List.

      (b) Company’s Common Stock is Not Publicly Traded. For purposes of the Plan, if the Company’s Common Stock is not publicly traded at the time a Stock Option is granted under the Plan, “fair market value” as of any date and in respect of any share of Common Stock shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

3.09     Terms and Conditions of Awards

      Stock Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments may contain such provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Stock Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

3.10     Governing Law; Construction

      The validity and construction of the Plan and the instruments evidencing awards under this Plan shall be governed by the laws of the state of Delaware without regard to principles of conflicts of law. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

3.11     Amendment of the Plan

      (a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

      (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without shareholder approval, the Committee may not materially amend the Plan, including, but not limited to, the following:

(i) materially increase the number of shares of Common Stock to be issued under the Plan (other than pursuant to Section 3.05);

(ii) materially increase benefits to participants, including any material change to (A) permit a repricing (or decrease in exercise price) of outstanding Stock Options, (B) reduce the price at which Stock Options may be offered, or (C) extend the duration of the Plan;

(iii) materially expand the class of participants eligible to participate in the Plan; and

(iv) expand the types of Stock Options or other awards provided under the Plan.

      (c) The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.

BF ENTERPRISES, INC.

APPENDIX C

TO PROXY STATEMENT

2003 FINANCIAL INFORMATION

Dear Shareholders:

      The year 2003 was a challenging one for your Company.

Real Estate

Tempe, Arizona Facility

      We have mixed news concerning the Company’s major asset in Tempe, located within the metropolitan Phoenix area. In September 2003, the Company was verbally notified by the senior real estate officer of Bank One Corporation in Chicago, that the Bank had elected not to renew its lease on our Tempe building. The Company promptly retained an outstanding brokerage firm, Lee and Associates, Inc. of Phoenix, to obtain a new tenant for our property. We have had excellent cooperation from Bank One officials in Phoenix, and the Lee firm has assembled a detailed package about the building to market to prospective tenants. During the past several years, Bank One has made over $20M of leasehold improvements to our building, transforming it into a state of the art back-office facility. Indeed, in 2000, our building received the TOBY Award as The Office Building of the Year for the State of Arizona.

Pending Merger of Bank One with J.P. Morgan Chase

      In January of this year, it was announced publicly that Bank One Corporation had agreed to merge with J P Morgan Chase in a strategic business combination establishing the second largest banking franchise in the United States with combined assets of $1.1 trillion.

      In light of the impending merger, we made several informal inquiries to Bank One and were advised more or less as follows: Because of the importance of the pending merger and some ambiguity as to which entity will have the responsibility and authority over real estate assets in Arizona, the current position of Bank One is: “... all options are now on the table and it is possible that Bank One may wish to hold over or to exercise the first of their two options to extend the lease for an additional 5 years.”

      The current lease expires on 28 February 2005. We have continued our discussions with Bank One to ensure the Company reacts promptly to any changes in the real estate needs and decisions of the combined Bank One/ JP Morgan. In that regard, Bank One has urged its Phoenix officials to cooperate with us on various matters relating to the lease. As soon as the Bank’s position vis-à-vis our Tempe property is clarified, we will advise our shareholders.

      In light of the financial importance of our Tempe building to the Company, we have continued to work with our leasing broker and, at this time, we are responding to a “Request for Proposal” from a major electronics manufacturer who may be interested in leasing at least 175,000 square feet of the 220,000 square feet in our facility which is situated on 16 acres. We will continue actively to market our building until we obtain a suitable replacement tenant(s).

Meadow Pointe Project in Pasco County, Florida

      While the Company continues to sell the remaining residential lots at Meadow Pointe, we also will push forward aggressively to market our 3 remaining commercial parcels and to reevaluate the marketing plan for our Multi-Family Parcel, originally projected for 675 units.

      Shareholders may recall that our so-called Multi-Family Parcel (Parcel 14-3) originally consisted of approximately 47 gross acres including “wetlands.” After some years of negotiations with various regulatory bodies, it was determined that our net developable acreage was approximately 33 acres, which, with a maximum density of 20 units per acre, should have provided us with the planned figure of 675 units. However, in order to obtain a development permit, we were required to dedicate to the Southwest Florida Water Management District another 5-6 acres of upland acreage. As a result, our developable acreage was reduced to approximately 28 acres.

More recently, Pasco County adopted an ordinance which, in effect, requires that for every 100 developable units, one acre must be “set aside” for park and recreational facilities. It is our position that due to the substantial acreage already dedicated by the Company for park and recreational purposes and due to the fact that our Company’s planning process was so far advanced at the time Pasco County adopted the ordinance in late 2002, the ordinance should not apply to our Parcel 14-3.

The good news is that we have an interested buyer for our Multi-Family parcel; but, in order to complete a sale, we must resolve with certainty the exact number of developable acres we have for sale and what the approved density will be. At the date of this letter, we have retained an attorney specializing in land planning matters who believes that our parcel should not be subject to the park set-aside, a view which we will seek to confirm with Pasco County.

Nashville Acreage

      With regard to the Company’s 21-acre parcel in Nashville, Tennessee, we decided not to continue negotiations concerning a prolonged and complex transaction involving an exchange of portions of our acreage with various third parties. Such a complex transaction would have made the Company a participant in a costly and extensive development plan requiring substantial infrastructure improvements, including grading, drainage and other reconfigurations of our land. Instead, and in accordance with our Board’s determination to realize the value of our remaining assets, the Company terminated those discussions. At the present time, the Company is close to entering into an agreement for the complete sale of our Nashville acreage. It is our hope that we will conclude a firm agreement with the prospective buyer during the first 6 months of 2004.

Financial Overview

      In 2003, the Company recorded revenues of $3,004,000 with net income of only $271,000 or $.07 cents per diluted share. By contrast, in 2002, the Company had revenues of $3,680,000 with net income of $906,000 or $.24 cents per diluted share.

      The principal reasons for the decline in net income from 2002 to 2003 were twofold. (1) In 2003, sales of residential lots at Meadow Pointe continued to decline as our inventory of unsold lots was further reduced. Only 120 lots were sold in 2003 compared to 195 lots in 2002 and at December 31, 2003, only 128 townhouse lots remained in inventory. (2) In 2003, our realized gains from sales of marketable securities were reduced substantially. Pre-Tax gains in 2003 were only $96,000, compared with $569,000 in Pre-Tax gains in 2002.

Other Significant Balance Sheet Data

      At December 31, 2003, the Company’s cash, cash equivalents, marketable securities and near-term mortgages aggregated $16,359,000. At that date, the Company’s liabilities, exclusive of Deferred Taxes, were only $479,000. At year-end, Stockholders’ Equity amounted to $27,516,000, which represents the 2nd highest total in the Company’s history.

      In addition, at year end the Company had unutilized net operating loss carry forwards of approximately $4,500,000.

      Our small portfolio of near-term mortgages has been reduced to $1,672,000 at year-end, reflecting the repayment in full of 7 of the 17 mortgages outstanding at December 31, 2002.

Passing of Charles E. F. Millard

      It was with a great sense of loss and sadness that we announced on October 25, 2003 the death of our long-time friend and advisor Charlie Millard. Charlie’s service and contributions to this Company and its predecessor entity began in September 1981. Since that date, he had been a tower of strength, and a person of great personal integrity who rendered many substantial and enduring contributions to this Company and its shareholders.

Appointment of Thomas C. Quick as a new director

      During the 4th quarter of 2003, we were pleased to announce that Thomas C. Quick, retired Vice Chairman of Quick & Reilly/ Fleet Securities and a widely respected figure in the financial field, was appointed to the Board of Directors. The Company and its shareholders already have benefited from his energy, experience and entrepreneurial spirit.

Outlook for 2004

      Obviously, the critical objective for the coming year is to resolve and re-lease our Tempe property. As shareholders have been informed, the Company is engaged in a program to realize the values inherent in its remaining assets as quickly as possible, but with sensitivity to our objective of creating substantial additional shareholder value.

      The winding up of our activities at Meadow Pointe is still somewhat intricate and Devco II Corporation, our development member, is devoting fewer management resources to our project than it had heretofore. This means that in winding up and completing Meadow Pointe, we must rely more on our internal resources. Further, as a small public company, we continue to be burdened with additional legal, accounting and consulting expenses in order to meet the expanded rules, requirements and regulations promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002.

      We will endeavor to make the year 2004 a rewarding one, and, in that regard, we express our appreciation and gratitude to our Shareholders for their continued support.

Respectfully submitted,

Brian P. Burns,
Chairman

17 March 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-KSB

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2003,

or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to
Commission file number 0-15932

BF Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3038456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 Bush Street, Suite 1250, San Francisco, CA (Address of principal executive offices)	94104 (Zip Code)

Registrant’s telephone number, including area code: (415) 989-6580

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

$.10 Par Value Common Stock

(Title of Class)

      Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.     ☑

      The registrant’s revenues for its most recent fiscal year ending December 31, 2003, were $3,004,000.

      As of February 23, 2004, the aggregate market value of the $.10 Par Value Common Stock held by non-affiliates of the registrant was approximately $14,336,991 based on the closing sale price for the stock on that date. This amount excludes the market value of 1,865,692 shares of Common Stock beneficially owned by the registrant’s directors and officers.

      As of February 23, 2004, there were outstanding 3,485,691 shares of the registrant’s $.10 Par Value Per Share Common Stock.

Document Incorporated by Reference

      Portions of the registrant’s Proxy Statement to be mailed to stockholders in connection with the registrant’s Annual Meeting of Stockholders, scheduled to be held in May 2004, are incorporated by reference in Part III of this report. Except as expressly incorporated by reference, the registrant’s Proxy Statement shall not be deemed a part of this report.

Forward Looking Statements

      The Company and its representatives may from time to time make written or oral forward-looking statements with respect to long-term goals or prospects of the Company, including statements contained in the Company’s filings with the Securities and Exchange Commission and in its reports to stockholders.

      The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which speak only as of the date made, involve risks and uncertainties, including, but not limited to, competition, general economic conditions, ability to manage and continue growth, the strength of the general economy in the Tampa, Florida area, uncertainties affecting the Tampa real estate market, residential mortgage interest rates, competitive residential and commercial developments in Tampa, inclement weather in Tampa that could delay construction of new homes, weakness in the market for commercial buildings in Tempe, Arizona, the leasing of the Company’s Tempe commercial building in view of Bank One’s verbal notification to the Company that it does not intend to exercise its option to renew its lease (which expires on February 28, 2005), the uncertainty of fluctuating rental rates for commercial office space in Tempe, and other factors detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

      The Company specifically declines to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PART I

Item 1.	Business.

General

      BF Enterprises, Inc. and its subsidiaries (collectively the “Company”) currently are engaged primarily in the real estate business, including the last stages of the development of a large tract of land, known as Meadow Pointe, in suburban Tampa, Florida, and, as owner and landlord, leasing of a 220,000 square foot building on 16 acres in Tempe, Arizona. In addition, the Company owns approximately 21 acres of undeveloped land in suburban Nashville, Tennessee.

      At December 31, 2003, the Company’s assets also included approximately $14.7 million of cash, cash equivalents and marketable securities, which the Company intends to use for general corporate purposes.

Real Estate

      The Company’s principal real estate assets consist of the following:

      Meadow Pointe. As of February 29, 2004, the Company owned approximately 92 acres in a master planned unit development, encompassing approximately 1,724 acres, known as Meadow Pointe, in Pasco County, Florida. Since 1992, the Company has sold 3,356 residential lots, consisting of approximately 675 acres; a 40-acre commercial tract; and 834 acres to the two community development districts described below. In addition, the Company sold a one acre tract to a local utility, a two acre tract to a church and a one acre parcel to a day care operator. The Company also donated 79 acres to Pasco County, primarily for a park, school site and EMS site. Meadow Pointe is located about 20 miles northeast of downtown Tampa on County Road 581.

      The Company commenced development of Meadow Pointe in 1992. Meadow Pointe is being developed in accordance with a Development Order issued by the Pasco County Board of County Commissioners. As of February 29, 2004, there remained to be sold 85 townhome lots, approximately 29 developable acres currently planned for multifamily residential units and approximately 24 developable commercial acres.

      Infrastructure construction at Meadow Pointe began in late February 1992, and the initial sales of residential lots to homebuilders closed in June 1992. The Company sold 120 lots in 2003, 195 lots in 2002, 447 lots in 2001, 353 lots in 2000, 457 lots in 1999, 314 lots in 1998, 297 lots in 1997, 269 lots in 1996, 211 lots in 1995, 284 lots in 1994, 267 lots in 1993 and 99 lots during the last seven months of 1992 for prices ranging from approximately $15,000 to $50,000.

      Two community development districts, both local units of Florida special purpose government, have been formed in conjunction with the development of Meadow Pointe. These districts, whose jurisdiction is limited to the Meadow Pointe project, together encompass all of the 1,724 acres within the project. During the period February 1992 through May 2000, the two community development districts issued an aggregate $79.6 million of capital improvement revenue bonds, of which approximately $19 million was outstanding at December 31, 2003. Of this amount of bonds outstanding, approximately $5 million is secured by a lien on Company-owned land. The bonds were issued to finance the acquisition of property, and the construction of roads, utilities, recreation facilities and other infrastructure systems within the districts. These infrastructure improvements have been essential to the development of finished lots by the Company and the sale of those lots to homebuilders. Approximately $22 million of the aggregate $79.6 million of capital improvement revenue bonds issued by the districts are payable in equal annual installments of principal and interest over 20 years. The balance of the bonds are payable over a fixed term, but must be prepaid in part each time a developed lot or other land is sold. Annual bond installments are paid by special assessments levied against individual parcels of land within the district areas. These special assessments are collected either directly by the districts or by the Pasco County Assessor, in the same manner as county property taxes, on behalf of the districts. The outstanding bonds are secured by a first lien upon and pledge of the special assessments.

      The Company has been actively marketing its multi-family tract and its three remaining commercial tracts, the largest of which is a 14-acre tract bordering County Road 581 near a 40 acre commercial tract sold by the Company in 2001. The Company does not expect that it will engage in any construction on these parcels. The Company has engaged a major real estate brokerage firm on a commission basis to assist with the marketing of the three commercial parcels. Contracts with two homebuilders for the sale of the 85 remaining townhome lots (as of February 29, 2004) have been signed and lot takedowns continue in accordance with such contracts.

      Commercial Building in Tempe. The Company owns a 220,000 square foot commercial building, with approximately 1,000 parking spaces, on 16 acres in the Hohokam Industrial Park in Tempe, Arizona, which is currently subject to a 10-year triple net lease to Bank One, Arizona, NA, a subsidiary of Banc One Corporation. The lease became effective March 1, 1995, and provided for the tenant’s phased occupancy of space during 1995. Base rents due under the lease are: $1,452,000 in 1996; $1,628,000 in 1997; $1,707,200 in 1998; $1,826,000 in 1999; $1,848,000 in 2000; $1,936,000 in 2001; $1,953,600 in 2002; $1,975,600 in 2003; $1,980,000 in 2004; and $330,000 for the two months ending February 28, 2005, when the original lease term ends. During the term of the lease, the Company is amortizing income from the lease and the $423,000 cost of a related advisory fee on a straight-line basis, as required by accounting principles generally accepted in the United States. Accordingly, in 2001, 2002 and 2003, the Company reported — and in the remaining year of the original lease term will report — rental income from the lease of $1,815,000, the average rental during the period January 1, 1996 through February 28, 2005. The Company is reporting annual lease amortization expense of $46,000 over the same period. The lease also allows the tenant two five-year renewal periods, with base rents equal to the market rental rates then in effect in the metropolitan Phoenix area. The Company has received verbal notification that the tenant expects to vacate the premises upon expiration of the current lease term. Therefore, the Company cannot provide any assurance that the lease will be renewed or that the property will be re-leased at rental rates equal to or above the current rental rates. The Company has engaged a major real estate brokerage firm on a commission basis to assist with the re-leasing of the building.

      Other Real Estate. The Company also owns approximately 21 acres of undeveloped land in suburban Nashville, Tennessee, of which 15 acres are zoned high density residential or office and 6 acres are zoned commercial/retail. Site development permits have been obtained for the entire parcel. The Company has been actively marketing the property since certain permitting and development issues were resolved in 2001 and is currently engaged in active discussions with a developer who may purchase the entire acreage. There can be no assurance, however, that such a proposed transaction will be consummated.

      Mortgage Loans Receivable. In March 2002, the Company’s Board of Directors authorized and approved the participation of the Company in certain mortgage loans (“Loans”), with Graham Mortgage Corporation, a Texas corporation (“Graham Mortgage”). Pursuant to a Master Participation Agreement, by and between the Company and Graham Mortgage, dated as of March 14, 2002, the Company’s ten participating interests (collectively, the “Participating Interests”) at December 31, 2003, were: $150,000 in each of six Loans, $200,000 in each of two Loans and two other Loans of $250,000 and $500,000, respectively. The Loans are for terms of 24 to 30 months with yields to the Company, net of a one-half percent administrative fee, ranging from 9.75% to 14.50% per annum, and are secured by First Deeds of Trust in real property located in Texas. The aggregate principal balance of the Participating Interests at December 31, 2003 was $1,672,000. The average effective return recorded in 2003 from mortgage loans was approximately 13% of the net carrying value of the loans. The Company may purchase more participating interests in Loans in the future.

Employees

      Currently, the Company has nine employees, all of which are employed on a full-time basis.

Competition

      The Company competes with many other firms and individuals who develop real estate or hold undeveloped or developed property for lease or sale, many of whom have greater resources than the Company. While competitive conditions vary substantially, depending upon the geographical area and the type of real estate asset, within a particular market the most significant competitive factors generally are location, price and zoning.

      Completion of the Meadow Pointe project may take several more years and is dependent upon, among other things, the strength of the general economy and employment growth in the Tampa area, mortgage interest rates, competitive commercial and residential developments serving the same group of commercial developers and residential buyers and other factors related to the local Tampa real estate market. There are several other commercial and residential projects in the same market area as Meadow Pointe, along or near County Road 581. Competition from these projects may have an adverse impact on the rate of sales at Meadow Pointe.

Other Information

      The Company’s current business constitutes a single business segment, real estate, consisting of several properties.

      Revenues from the Company’s lease agreement with Bank One covering the 220,000 square foot Tempe commercial building represent 60% of the Company’s 2003 revenues. Except for the foregoing, the Company’s business is not dependent upon a single customer or a limited number of customers, and is not seasonal. The Company does not utilize raw materials, has no order backlog, and no material portion of its business is subject to government contracts. The Company has no trademarks, service marks or trade names other than Meadow Pointe. The Company does not engage in or make any expenditures with respect to research and development activities, and the Company’s business is not materially affected by compliance with federal, state or local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment.

Certain Factors Affecting the Business

      In evaluating the Company and its business, the following factors, in addition to the information mentioned elsewhere in this Form 10-KSB, should be given careful consideration.

      All of the Company’s rental revenues are derived from one property located in Tempe, Arizona. Events and conditions applicable to owners and operators of real property that are beyond our control may decrease the value of our property. These events include, among other things: local oversupply or reduction in demand for office, industrial or other commercial space; inability to collect rent from tenants; vacancies or inability to rent spaces on favorable terms; inability to finance property development on favorable terms; increased operating costs, including insurance premiums, utilities, and real estate taxes; costs of complying with changes in governmental regulations; the relative illiquidity of real estate investments; changing sub-market demographics; and property damage resulting from seismic activity. The geographical concentration of the Company’s rental property in a single market may expose us to greater economic risks than if we owned properties in several geographic regions. Any adverse economic or real estate developments in the Tempe area could adversely impact our financial condition, results from operations, cash flows and quoted per share trading price of our common stock.

      A downturn in economic conditions would adversely affect the Company’s business. Moreover, the Company’s ability to generate sales revenues is directly related to the real estate market, primarily in Florida and to the economy in general. Considerable economic and political uncertainties currently exist. These uncertainties could have adverse effects on consumer buying habits, construction costs, availability of labor and materials and other factors affecting us and the real estate industry in general.

      The Company’s real estate development activities entail risks that include, among other things, the following factors: construction delays or cost overruns, which may increase project development costs; rising interest rates; an inability to obtain required governmental permits and authorizations; an inability of prospective purchasers to secure tenants or anchor tenants necessary to support the project; failure to achieve anticipated occupancy levels or rents; and, among other things, an inability to sell our inventory of commercial parcels.

      The Company maintains workers compensation, commercial general liability, fire, extended coverage, rental loss, and directors’ and officers’ insurance. Management believes the policy specifications and insured limits are appropriate given the relative risk of loss, the cost of the coverage and industry practice. The Company does not carry earthquake coverage, nor does the Company carry insurance for losses such as pollution, contamination, asbestos and seepage and terrorism. Some of our policies are subject to limitations involving large deductibles or co-payments and policy limits. If the Company experiences a loss, which is uninsured or which exceeds policy limits, the Company could lose the capital invested in the damaged property as well as the anticipated future cash flows from any such property.

      These forward-looking statements are subject to factors beyond the Company’s control (such as weather, market and economic forces) and, with respect to the future development of the Company’s land, the availability of financing and the ability to obtain various governmental entitlements. No assurance can be given that the actual future results will not differ materially from the forward-looking statements.

Selected Financial Data

      Following is a table of selected financial data of the Company for the last five years:

	Year Ended December 31,

	2003	2002	2001	2000	1999

	(in thousands except per share amounts)
Income statement data:
Revenues	$3,004	$3,680	$8,983	$4,363	$6,332
Income before income taxes	462	1,485	3,197	1,722	3,183
Net income	271	906	1,839	1,722	3,839
Net income per share:
Basic	.08	.25	.52	.50	1.09
Diluted	.07	.24	.48	.46	1.00
Average shares used in computing basic net income per share	3,506	3,559	3,520	3,445	3,508
Average shares and equivalents used in computing diluted net income per share	3,677	3,771	3,813	3,776	3,852
Balance sheet data (at end of period):
Total assets	$28,788	$28,893	$29,128	$26,636	$25,140
Stockholders’ equity	27,516	27,321	27,683	25,956	24,159
Stockholders’ equity per share (diluted)(1)	$7.73	$7.44	$7.35	$7.03	$6.51

(1)	Calculation of diluted stockholders’ equity per share assumes exercise at the end of each year of all dilutive options outstanding at that time.

Item 2.	Properties.

      The Company leases its headquarters office space, consisting of approximately 2,339 square feet, in the Shell Building at 100 Bush Street, in San Francisco, under a lease expiring January 31, 2009. The Company also rents approximately 830 square feet of office space, also under a lease agreement, at 125 Worth Avenue in Palm Beach, Florida. Rental of this space commenced February 1, 2002 and will terminate on February 28, 2007. The Company believes its office space is adequate for its current needs. (See Item 1, Business. Real Estate.)

Item 3.	Legal Proceedings.

Meadow Pointe Litigation

      On February 1, 2002, one of the Company’s subsidiaries, Trout Creek Properties, LLC, commenced an action in the United States District Court for the Middle District of Florida, asserting claims against Akerman, Senterfitt & Eidson, P.A. for attorney malpractice and breach of contract in connection with advice given relating to the proration of CDD special assessments at sales closings of lots in the Company’s Meadow Pointe project. In November of 2003, the United States District Court granted a motion for summary judgment filed by the Akerman law firm. In December of 2003, the Company filed its appeal with the Eleventh Circuit Court. The parties have completed briefing the appeal, and no date has been set for oral argument. Following the entry of the Judgment in the District Court, the Akerman firm filed a motion seeking to recover certain legal fees and expenses of approximately $304,000. The Company has filed an opposition to it. At the Company’s request, the District Court has deferred considering that motion until the pending appeal has been resolved, which may take several months. We do not believe that the Akerman motion will have a material impact on our continuing operations or overall financial condition.

Item 4.	Submission of Matters to a Vote of Security Holders.

      No matter was submitted to a vote of the Company’s security holders during the fourth quarter of the fiscal year covered by this report.

PART II

Item 5.	Market for Registrant’s Common Equity and Related Stockholder Matters.

      The Company’s common stock trades on the Nasdaq National Market System tier of The Nasdaq Stock Market under the symbol “BFEN”. On February 29, 2004, there were approximately 400 holders of record of the Company’s common stock.

      The following is a list by calendar quarter of the reported high and low closing bid quotations per share for the Company’s common stock during 2003 and 2002, all of which quotations represent prices between dealers, do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Bid Quotations

2002	High	Low

1st Quarter	$9.05	$8.25
2nd Quarter	9.00	8.40
3rd Quarter	8.47	8.40
4th Quarter	8.85	8.26

2003	High	Low

1st Quarter	$8.75	$8.18
2nd Quarter	9.00	8.01
3rd Quarter	9.20	8.00
4th Quarter	9.01	7.75

      The source of the foregoing quotations was the National Quotation Bureau, Inc.

      No cash dividends were paid in 2003 or 2002. Any future declaration and payment of cash dividends will be subject to the discretion of the Board of Directors, and will depend upon the Company’s results of operations, financial condition, cash requirements, future prospects, changes to tax legislation, and other factors deemed relevant by the Company’s Board of Directors.

Item 6.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Forward Looking Statements

      The Company and its representatives may from time to time make written or oral forward-looking statements with respect to long-term goals or prospects of the Company, including statements contained in the Company’s filings with the Securities and Exchange Commission and in its reports to stockholders.

      The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which speak only as of the date made, involve risks and uncertainties, including, but not limited to, competition, general economic conditions, ability to manage and continue growth, the strength of the general economy in the Tampa, Florida area, uncertainties affecting the Tampa real estate market, residential mortgage interest rates, competitive residential and commercial developments in Tampa, inclement weather in Tampa that could delay construction of new homes, weakness in the market for commercial buildings in Tempe, Arizona, the leasing of the Company’s Tempe commercial building in view of Bank One’s verbal notification to the Company that it does not intend to exercise its option to renew its lease (which expires on February 28, 2005), the uncertainty of fluctuating rental rates for commercial office space in Tempe, and other factors detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

      The Company specifically declines to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Results of Operations for the Three Years Ended December 31, 2003

      During the years ended December 31, 2003, 2002 and 2001, the Company realized net income of $271,000, $906,000 and $1,839,000, respectively. Results for the years 2003, 2002 and 2001 included gains from sales of lots within Meadow Pointe of $430,000, $950,000 and $740,000, respectively. Gains from Meadow Pointe property sales in 2001 also included gains of $2,438,000 from the sale of an undeveloped commercial tract and $5,000 from the sale of a model home. In addition, results for the years 2003 and 2002 included gains from the sales of securities of $96,000 and $569,000, respectively.

      The Company’s reported gains and losses from property sales at Meadow Pointe are based in part upon estimates of the total revenues and costs to be derived by the Company over the life of the project. The Company periodically reviews these estimates and makes adjustments to reflect any revised estimates. Adjustments resulting from changes in estimates of sales revenue, costs and related timing and other factors affecting the project budget, were made during each of the years 2003, 2002 and 2001. These adjustments, reflecting changes occurring during these periods, resulted in aggregate reductions in revenues and costs that reduced income before income taxes by $22,000 in 2003, $108,000 in 2002 and $1,806,000 in 2001. As a result of recording changes when identified, gross margins and related margin percentages, derived on a period to period basis, may not be directly comparable. Property sales at Meadow Pointe are dependent upon, among other factors, the strength of the general economy in the Tampa area, mortgage interest rates, competitive residential developments serving the same group of home buyers and other factors related to the local Tampa real estate market. The Company sold 120 developed lots at Meadow Pointe in 2003, 195 lots in

2002 and 447 lots in 2001. The decreased sales activity in 2003 reflects (1) a significant decline in lots available for sale as the project nears completion and (2) delays in permitting and lot development. As of December 31, 2003, there remained to be sold at Meadow Pointe, based on current estimates, approximately 128 residential lots, approximately 29 developable acres currently planned for multifamily residential units and three commercial tracts aggregating approximately 24 developable acres. (With respect to the multi-family parcel, the Company has engaged a Florida land use attorney who has expressed the view that a recently enacted Pasco County ordinance, which requires a park set-aside for new subdivisions in excess of 25 lots, should not apply to Meadow Pointe in view of the degree of completion of the project.) In view of factors beyond the control of the Company, including, but not limited to, the weather, real estate market conditions in Tampa and the economy generally, the Company cannot predict with any reasonable certainty the future sales activity at Meadow Pointe.

      Real estate rental income in each of 2003, 2002 and 2001 included $1,815,000 of rental income from the Company’s Tempe property (see Note G of Notes to Consolidated Financial Statements). Depreciation and amortization expenses during each of these three years were entirely attributable to the Tempe property.

      Interest and dividend income from investments decreased to $109,000 and $252,000 in 2003 and 2002, respectively, from $350,000 in 2001 as a result of declining interest rates. Interest income from mortgage loans of $371,000 in 2003 and $173,000 in 2002 is derived from the Company’s participation in such loans with Graham Mortgage Corporation beginning in March 2002 (see Note F of Notes to Consolidated Financial Statements).

      Real estate operating expense of $70,000 and $115,000 in 2003 and 2001, respectively, was higher than the $15,000 of such expense in 2002, principally due to travel and other expenses related to the marketing of the Company’s Tempe property to prospective tenants in 2003 and legal expenses related to the Company’s disposition of its partnership interest in a limited liability company in 2001.

      General and administrative expenses charged against income were $18,000 greater in 2003 than in 2002 and $214,000 greater in 2002 than in 2001. The higher expenses in 2003 and 2002 were primarily due to increases in the cost of employee health benefits, professional services and, in 2003 only, directors’ and officers’ liability insurance.

Liquidity and Capital Resources

      At December 31, 2003, the Company held $14,687,000 in cash, cash equivalents and marketable securities, which, together with $1,672,000 in participating interests in mortgage loans with terms of two to three years, aggregated $16,359,000. Short-term and long-term liabilities at the same date were $1,272,000 in total. From time to time the Company purchases shares of its common stock, primarily in the open market (see Note K of Notes to Financial Statements).

      During the period February 1992 through May 2000, two community development districts encompassing the Meadow Pointe project issued approximately $79,600,000 of capital improvement revenue bonds. The proceeds of such financings were used to construct infrastructure improvements necessary for the development and sale of lots at Meadow Pointe. The districts may require additional financings from time to time; however, as the Company’s ownership of land within the districts diminishes with further lot sales, the impact on the Company is reduced accordingly (see Note N of Notes to Financial Statements).

      In September 2003, representatives of Bank One, verbally notified the Company that Bank One did not intend to exercise its renewal option under the lease agreement covering the Company’s approximately 220,000 square foot commercial building on 16 acres located in Tempe, Arizona. The current ten year lease term expires on February 28, 2005. At December 31, 2003, contractual rental revenues from the lease are $2,310,000 through the remaining term of the lease. The Company has begun to market this property for lease to prospective tenants.

      Based upon the current financial condition and the current strategic initiatives of the Company, the Company believes its existing capital resources will be sufficient to satisfy its current and projected cash requirements.

Qualitative and Quantitative Disclosures About Market Risk

      The Company holds certain cash equivalents and marketable securities for non-trading purposes that are sensitive to changes in market value. The Company does not believe that changes in the market value of these financial instruments will have a material impact, either favorable or unfavorable, on its consolidated financial position or results of operations. The Company has not in the past engaged in transactions requiring the use of derivative financial instruments either for hedging or speculative purposes, and has no plans to do so in the future.

Critical Accounting Policies

      The Company’s critical accounting policies are as follows:

•	Real estate sales and related profit from land sales within the Meadow Pointe project are generally recognized using the full accrual method when title has passed to the buyer, collectibility of the consideration is probable and other criteria for sale and profit recognition are satisfied in accordance with accounting principles generally accepted in the United States governing profit recognition for real estate sales transactions. The related costs of sales are calculated based on specific identification or relative sales value. Periodic changes in estimates to the project budget are made as reductions in or additions to revenue and cost of sales.

Changes in estimates arise due to the following:

•	the expected sales value of specific lots changes;

•	the number of available lots changes due to changes in the use of the land;

•	the timing of sales changes; this impacts the amount of community development district (“CDD”) bond and general fund assessments paid by the Company. Assessments on CDD bonds with 20 year maturities and general fund assessments are transferred to the buyers upon sale of lots within each parcel of land;

•	changes in real estate property tax payments, development management fees and other related costs.

It is the Company’s policy to review and update its projections on the project on a regular basis. As a result, gross margins and related percentages, derived on a period to period basis, may not be directly comparable.

•	Real estate inventory held for current sale and land held for future development are stated at cost. Real estate rental property is stated at cost less accumulated depreciation.

•	Impairment of real estate is recognized when estimated expected future cash flows (undiscounted and without interest charges) are less than the carrying amount of the property. The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future economic and market conditions and the availability of capital to fund development and construction activities.

•	To the extent that impairment has occurred, the excess of the carrying amount of a property over its estimated fair value, less estimated selling costs, will be charged to income. As of December 31, 2003, the Company’s management believed that there was no impairment of the carrying value of the real estate inventory held for current sale and land held for future development and real estate rental property.

•	Deferred tax assets and liabilities are reflected at amounts at which realization of such amounts is more likely than not. Due to the uncertainty related to future profitability of the Company, realization of certain deferred tax assets may be uncertain. However, based on recent historical financial results and the expectation of positive financial results in future years, management believes that the deferred tax assets at December 31, 2003 will be realizable and the carrying amount of the deferred tax liabilities are appropriately stated.

•	The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of FASB Statement 123. This statement amends SFAS 123 to provide three alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results, i.e., net income and net income per share. The Company currently uses the intrinsic value based method of accounting of stock compensation in accordance with APB 25 and related interpretations.

Recent Accounting Pronouncements

In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (SFAS 150). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The requirements of SFAS 150 apply to the classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. It requires that certain financial instruments such as mandatorily redeemable shares, put options, forward purchase contracts, and obligations that can be settled with shares, be classified as liabilities, where in some cases these have previously been classified as equity or between the liabilities and equity section of the consolidated balance sheet. SFAS 150 was effective immediately for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have an impact on the Company’s 2003 consolidated financial statements.

Item 7.	Financial Statements and Supplementary Data.

Index to Financial Statements and Schedules Covered by Report of Independent Auditors

Page

Report of independent auditors/accountants	C-17-18
Consolidated balance sheets at December 31, 2003 and 2002	C-19
Consolidated statements of income for the years ended December 31, 2003, 2002 and 2001	C-20
Consolidated statements of stockholders’ equity for the years ended December 31, 2003, 2002 and 2001	C-21
Consolidated statements of cash flows for the years ended December 31, 2003, 2002 and 2001	C-22
Notes to consolidated financial statements	C-23-35
Schedule III — Real estate and accumulated depreciation at December 31, 2003	C-36
Schedule IV — Mortgage loans on real estate at December 31, 2003	C-37

REPORT OF INDEPENDENT AUDITORS

To the Stockholders and the Board of Directors of BF Enterprises, Inc.:

      We have audited the accompanying consolidated balance sheets of BF Enterprises, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2003. Our audits also included the financial statement schedules for 2003 and 2002 listed in the Index at Item 7. These consolidated financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit. The 2001 consolidated financial statements and financial statement schedule were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements and financial statement schedule in their report dated February 18, 2002.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BF Enterprises, Inc. and subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the 2003 and 2002 financial information set forth therein.

ERNST & YOUNG LLP

San Francisco, California

February 13, 2004

Note:	This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with the BF Enterprises, Inc. filing on Form 10-KSB for the year ended December 31, 2001. This audit report has not been reissued by Arthur Andersen LLP in connection with this filing of Form 10-KSB.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and the Board of Directors of BF Enterprises, Inc.:

      We have audited the accompanying consolidated balance sheets of BF Enterprises, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and the schedule referred to below are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BF Enterprises, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

      Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying schedule listed in the index to the financial statements and schedule is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not a required part of the basic consolidated financial statements. This information has been subjected to the auditing procedures applied in our audit of the basic consolidated financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

ARTHUR ANDERSEN LLP

-s- ARTHUR ANDERSEN LLP

San Francisco, California

February 18, 2002
(except with respect to the matter
discussed in Note N, as to which
the date is March 7, 2002)

BF ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
At December 31, 2003 and 2002
(In thousands)

	2003	2002

ASSETS:
Cash and cash equivalents	$14,036	$11,214
Marketable securities available for sale, at market value	651	3,356
Mortgage loans receivable	1,672	3,366
Other receivables	260	240
Real estate rental property, net of accumulated depreciation	2,012	2,063
Real estate inventory held for current sale and land held for future development	9,583	7,851
Lease contract receivable	193	354
Other assets	381	449

TOTAL ASSETS	$28,788	$28,893

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Payables and accrued liabilities	$479	$544
Deferred income taxes	793	1,028

Total liabilities	1,272	1,572

Stockholders’ Equity:
Common stock, $.10 par value Authorized — 10,000,000 shares Issued — 3,506,128 and 3,528,039 shares outstanding	351	353
Capital surplus	13,402	14,180
Retained earnings	13,953	13,682
Other accumulated comprehensive income (loss)	(10)	16
Notes receivable from employees	(180)	(910)

Total Stockholders’ Equity	27,516	27,321

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,788	$28,893

The accompanying notes are an integral part of these consolidated statements.

BF ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2003, 2002 and 2001
(in thousands, except per share amounts)

	2003	2002	2001

Revenues:
Real estate sales	$680	$1,399	$6,768
Real estate rental income	1,815	1,815	1,815
Interest and dividends from marketable securities	109	252	350
Interest from mortgage loans	371	173	—
Other	29	41	50

	3,004	3,680	8,983
Costs and Expenses:
Cost of real estate sold	250	449	3,585
Real estate operating	70	15	115
Depreciation and amortization	96	96	96
General and administrative	2,222	2,204	1,990

	2,638	2,764	5,786
Income before gains from sales of securities and income taxes	366	916	3,197
Gains from sales of securities	96	569	—

Income before provision for income taxes	462	1,485	3,197
Provision for income taxes	191	579	1,358

Net income	$271	$906	$1,839

Net income per share:
Basic	$.08	$.25	$.52

Diluted	$.07	$.24	$.48

Average shares used in computing basic net income per share	3,506	3,559	3,520
Average shares and equivalents used in computing diluted net income per share	3,677	3,771	3,813

The accompanying notes are an integral part of these consolidated statements.

BF ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2003, 2002 and 2001
(in thousands)

	2003	2002	2001

Common Stock — Shares
Beginning of period	3,528	3,625	3,435
Purchases of common stock	(192)	(97)	(22)
Exercise of stock options	176	—	212
Principal and interest payments on notes receivable from employees	(6)	—	—

Balance at end of period	3,506	3,528	3,625

Common Stock — Par Value
Beginning of period	$353	$362	$343
Purchases of common stock	(19)	(9)	(2)
Exercise of stock options	18	—	21
Principal and interest payments on notes receivable from employees	(1)	—	—

Balance at end of period	$351	$353	$362

Capital Surplus:
Balance at beginning of period	$14,180	$15,010	$14,256
Purchases of common stock — excess over par value	(1,632)	(827)	(190)
Exercise of stock options — excess over par value	488	—	509
Benefit for income taxes from exercise of stock options	424	—	435
Principal and interest payments on notes receivable from employees	(58)	—	—
Other	—	(3)	—

Balance at end of period	$13,402	$14,180	$15,010

Retained Earnings:
Balance at beginning of period	$13,682	$12,776	$10,937
Net income	271	906	1,839

Balance at end of period	$13,953	$13,682	$12,776

Accumulated other comprehensive income (loss):
Balance at beginning of period	$16	$445	$420
Unrealized gains (losses) from marketable equity securities, net of income taxes	33	(89)	25
Less: reclassification adjustment for gains from sales of securities included in net income	(59)	(340)	—

Balance at end of period	$(10)	$16	$445

Notes receivable from employees:
Balance at beginning of period	$(910)	$(910)	$—
Notes issued	—	—	(889)
Interest on notes	(21)	(44)	(21)
Principal and interest payments	751	44	—

Balance at end of period	$(180)	$(910)	$(910)

Accumulated comprehensive income:
Balance at beginning of period	$13,698	$13,221	$11,357

Net income	271	906	1,839
Unrealized gains (losses) from marketable equity securities, net of income taxes	33	(89)	25
Less: reclassification adjustment for gains from sales of securities, net of income taxes	(59)	(340)	—

Comprehensive income for period	245	477	1,864

Balance at end of period	$13,943	$13,698	$13,221

The accompanying notes are an integral part of these consolidated statements.

BF ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2003, 2002 and 2001
(in thousands)

	2003	2002	2001

Cash flows from operating activities:
Net income	$271	$906	$1,839
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Gains from sales of securities	(96)	(569)	—
Gains from sales of real estate	(430)	(950)	(3,183)
Gain from sale of investment in partnership	—	—	(15)
Tax benefit from exercise of stock options	424	—	435
Provision for deferred income taxes	(180)	561	631
Net cash proceeds from sales of real estate	559	1,140	7,815
Real estate development costs	(1,967)	(1,280)	(2,878)
Reimbursement of real estate development costs	106	1,615	6,591
Changes in certain assets and liabilities:
Decrease (increase) in receivables	(20)	(47)	42
Decrease in lease contract receivable	161	138	121
Increase (decrease) in payables and accrued liabilities	(65)	(119)	149
Other net	59	(74)	184

Adjustments to net income	(1,449)	415	9,892

Net cash provided (used) by operating activities	(1,178)	1,321	11,731

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	4,382	1,358	—
Purchases of marketable securities	(1,623)	(2,988)	(1,127)
Principal payments on marketable debt securities	—	883	—
Sale of mortgage loan	—	150	—
Principal payments on mortgage loans	1,998	321	—
Additions to mortgage loans receivable	(304)	(3,837)	—
Issuance of notes receivable from employees	—	—	(380)
Principal and interest payments on notes receivable from employees	692	—	—
Proceeds from sale of investment in partnership	—	—	901
Investment in partnership, net	—	—	26

Net cash provided (used) by investing activities	5,145	(4,113)	(580)

Cash flows from financing activities:
Purchases of the Company’s common stock	(1,145)	(836)	(192)
Reductions in subordinated debentures	—	(48)	(118)
Proceeds from exercise of stock options	—	—	21

Net cash used by financing activities	(1,145)	(884)	(289)

Net increase (decrease) in cash and cash equivalents	2,822	(3,676)	10,862
Cash and cash equivalents at beginning of period	11,214	14,890	4,028

Cash and cash equivalents at end of period	$14,036	$11,214	$14,890

Supplemental disclosures of cash flow information:
Income taxes:
Cash paid during the year	$1	$89	$292
Cash received during the year from refunds	(53)	(30)	—

	$(52)	$(59)	$292

Supplemental disclosure of noncash investing and financing activities:
Tender or surrender of the Company’s common stock for:
Stock option exercise costs	$506	$—	$—
Principal and interest payments on notes receivable from employees	59	—	—
Issuance of notes receivable from employees	—	—	509

The accompanying notes are an integral Part of these consolidated statements.

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2003, 2002 and 2001

Note A — BUSINESS

      BF Enterprises, Inc. and its subsidiaries (collectively the “Company”) currently are engaged primarily in the real estate business, including the i) final stages of the development of a large tract of land, known as Meadow Pointe, in suburban Tampa, Florida, and ii) as owner and landlord, leasing of a 220,000 square foot building on 16 acres in Tempe, Arizona. In addition, the Company owns approximately 21 acres of undeveloped land in suburban Nashville, Tennessee.

      Revenues from the Company’s lease agreement with Bank One covering the 220,000 square foot Tempe commercial building represent 60% of the Company’s 2003 revenues. Except for the foregoing, the Company’s business is not dependent upon a single customer or a limited number of customers.

Note B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

      The accompanying financial statements present the consolidated financial position of the Company as of December 31, 2003 and 2002, and the consolidated results of operations and cash flows of the Company for the years ended December 31, 2003, 2002 and 2001. All significant intercompany transactions, receivables and payables have been eliminated in consolidation.

Reclassification

      Certain prior year balances have been reclassified to conform with the current year presentation.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the results of operations during the reporting period. Actual results could differ from those estimates.

Investments in Marketable Securities Available For Sale

      In accordance with Statement of Financial Accounting Standards SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, marketable securities, which are classified as “available-for-sale” in the accompanying consolidated balance sheets, are carried at a fair value, with the unrealized gains and losses reported in a separate component of consolidated stockholders’ equity as other comprehensive income (loss). Realized gains and losses on available-for-sale securities are included in consolidated income. The cost of securities sold is based on the specific identification method.

Mortgage Loans Receivable

      Mortgage loans receivable represent participating interests in loans acquired through a private real estate investment firm (see Note F of Notes to Consolidated Financial Statements). All of the loans are secured by First Deeds of Trust in real property and are carried at unpaid principal balances. The Company monitors the recovery of its loans and notes receivable through on-going contact with the program sponsor and its borrowers, to ensure timely receipt of interest and principal

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

payments. Interest on mortgage loans is recognized as revenue as it accrues during the period the loan is outstanding. Mortgage loans receivable are evaluated periodically for impairment. If it becomes evident that the borrower is unable to meet its debt service obligations and cannot satisfy its payments using sources other than sales or operations of the property securing the loan, such loan will be considered impaired. Interest income on impaired loans will cease to accrue and the recorded amount will be reduced to the fair value of the collateral securing it.

Real Estate Inventory Held for Current Sale and Land Held for Future Development

      Real estate inventory held for current sale and land held for future development includes land, land development and carrying costs, including real estate taxes and assessments, management fees and other costs incurred in accordance with an agreement with the Meadow Pointe project development manager. Costs are allocated to individual lots based on the specific identification or relative sales value method. Real estate inventory held for current sale and land held for future development is carried at the lower of cost or fair market value. Impairment is recognized when estimated expected future cash flows (undiscounted and without interest charges) are less than the carrying amount of the project. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual sales values and profits of the Company’s inventory of land held for current sale and future development could be materially different than current expectations. To the extent that impairment has occurred, the excess of the carrying amount of such property over its estimated fair value, less estimated selling costs, will be charged to income. As of December 31, 2003, the Company’s management believed that there was no impairment of the carrying value of the real estate.

Real Estate Rental Property

      Real estate rental property is stated at cost, net of accumulated depreciation, unless circumstances indicate that cost, net of accumulated depreciation, cannot be recovered from estimated future undiscounted cash flows, in which case, the carrying value of the property is reduced to its estimated fair value. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual results of operating and disposing of the Company’s property could be materially different than current expectations. At December 31, 2003, the Company’s management believed that there was no impairment of the carrying value of the property.

      Depreciation is provided using the straight line method over the useful lives of the respective assets. The useful lives are as follows:

Building and Improvements	40 years
Furniture and Equipment	5 to 10 years

Revenues

      Real estate sales revenue and related profit from land sales of the Meadow Pointe project are generally recognized using the full accrual method when title has passed to the buyer, collectibility of the consideration is probable, and other criteria for sale and profit recognition are satisfied in accordance with accounting principles generally accepted in the United States governing profit recognition for real estate transactions. A portion of sales proceeds are used to reimburse the Company for certain project costs incurred in accordance with an agreement with the development

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

manager. These reimbursements are not reflected as revenue in the consolidated statements of income.

      It is the Company’s policy to review and update its project projections on a regular basis and make changes in estimates to the expected sales revenue of the remaining parcels in the project, changes in use of the land available in the project, the related timing of sales, and adjustments to costs (proportional to the percentage of completion) and other factors. Periodic adjustments to sales revenue and profit are made to reflect these changes in estimates. These adjustments, reflecting changes occurring during these periods, resulted in aggregate reductions in revenues and costs that reduced income before income taxes by $22,000 in 2003, $108,000 in 2002 and $1,806,000 in 2001. As a result of recording changes when identified, gross margins and related margin percentages, derived on a period to period basis, may not be directly comparable.

      The Company, as a lessor, retains substantially all of the benefits and risks of ownership of the properties and accounts for its leases as operating leases. Real estate rental income is recognized on a straight-line basis over the term of the leases.

Cash and Cash Equivalents

      Cash and cash equivalents include short-term investments with original maturities of ninety (90) days or less, such as treasury bills and notes, government agency bills and notes, bank deposits, time deposits, certificates of deposit, repurchase agreements, bankers’ acceptances, and commercial paper, all of which are carried at cost, which approximates fair value.

Stock-Based Compensation

      The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement 123. This statement amends SFAS 123 to provide three alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results, i.e., net income and net income per share. The Company currently uses the intrinsic value based method of accounting for stock-based compensation in accordance with APB 25 and related interpretations.

Income Taxes

      The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This standard requires, among other things, recognition of future tax benefits and liabilities, measured by enacted tax rates, attributable to deductible temporary differences between the financial statement and income tax basis of assets and liabilities and to tax net operating loss and tax credit carryforwards, to the extent that realization of such benefits is more likely than not.

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

Recent Accounting Pronouncements

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The requirements of SFAS 150 apply to the classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. It requires that certain financial instruments such as mandatorily redeemable shares, put options, forward purchase contracts, and obligations that can be settled with shares, be classified as liabilities, where in some cases these have previously been classified as equity or between the liabilities and equity section of the consolidated balance sheet. SFAS 150 was effective immediately for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have an impact on the Company’s 2003 consolidated financial statements.

Note C — BUSINESS SEGMENTS

      The Company currently is engaged in only one business segment. The Company’s net investment in, and the operating results of, its various real estate activities may be derived directly from the accompanying consolidated financial statements.

Note D — EARNINGS PER SHARE

      Basic earnings per share is computed as earnings divided by the weighted average number of shares outstanding during the reported period, excluding the dilutive effects of stock options and other potentially dilutive securities. Diluted earnings per share gives effect to such dilutive securities using the treasury stock method. Earnings per share data for the periods reported have been computed as follows (in thousands, except per share amounts):

	Year Ended December 31,

	2003	2002	2001

Net income	$271	$906	$1,839
Weighted average number of shares outstanding:
Common stock	3,506	3,559	3,520
Common stock equivalents — stock options	171	212	293

	3,677	3,771	3,813

Net income per share:
Basic — based on weighted average number of shares of common stock outstanding	$.08	$.25	$.52

Diluted — based on weighted average number of shares of common stock and common stock equivalents outstanding	$.07	$.24	$.48

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

Note E — MARKETABLE SECURITIES AVAILABLE FOR SALE

      The fair values of marketable securities available for sale as of December 31, 2003 and 2002 were as follows (in thousands):

	2003			2002

		Gross			Gross
		Unrealized	Fair		Unrealized	Fair
	Cost	Losses	Value	Cost	Losses	Value

Common Stock	$667	$(16)	$651	$342	$26	$368
Treasury Bills	—	—	—	2,988	—	2,988

	$667	$(16)	$651	$3,330	$26	$3,356

      Proceeds from sales of securities available for sale were $4,382,000 in 2003 and $1,358,000 in 2002. There were no such sales in 2001. Gains of $96,000 and $569,000 were realized on securities sales in 2003 and 2002, respectively.

Note F — MORTGAGE LOANS RECEIVABLE

      In March 2002, the Company’s Board of Directors authorized and approved the participation of the Company in certain mortgage loans (“Loans”), with Graham Mortgage Corporation, a Texas corporation (“Graham Mortgage”). Pursuant to a Master Participation Agreement, by and between the Company and Graham Mortgage, dated as of March 14, 2002, the Company’s ten participating interests (collectively, the “Participating Interests”) at December 31, 2003, were: $150,000 in each of six mortgage Loans, $200,000 in each of two Loans and two other Loans of $250,000 and $500,000, respectively. The Loans are for terms of 24 to 30 months with yields to the Company, net of a one-half percent administrative fee, ranging from 9.75% to 14.50% per annum, and are secured by First Deeds of Trust in real property located in Texas. The aggregate principal balance of the Participating Interests at December 31, 2003 was $1,672,000. The average effective return recorded in 2003 from mortgage loans was approximately 13% of the net carrying value of the loans. The Company may purchase more participating interests in Loans in the future.

Note G — REAL ESTATE RENTAL PROPERTY

      Real estate rental property consists of a 220,000 square foot office building located on 16 acres of land in Tempe, Arizona. In 1995, the Company entered into a 10-year net lease with Bank One, Arizona, NA (“Bank One”), a subsidiary of Bank One Corporation. The lease provided for the phased occupancy and rental of space by Bank One during 1995, with rental of the entire premises commencing January 1, 1996. At December 31, 2003, contractual rental revenues from the lease with Bank One are $1,980,000 in 2004 and $330,000 in the two months ending February 28, 2005, the lease expiration date. On September 25, 2003, representatives of Bank One verbally notified the Company that Bank One did not intend to exercise its renewal option under the lease agreement. The Company has begun to market the property for lease to prospective tenants.

      On January 1, 1996, as required by accounting principles generally accepted in the United States, the Company began amortizing on a straight-line basis (1) income from the lease with Bank One, resulting in annual real estate leasing income of $1,815,000 for the period ending February 28, 2005, and (2) a related $423,000 lease advisory fee, with annual amortization expense of $46,000 over the same period.

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

      Real estate rental property for the years ended December 31, 2003 and 2002 was as follows (in thousands):

		Accumulated
	Cost	Depreciation	Net

2003	$4,470	$2,458	$2,012

2002	$4,470	$2,407	$2,063

Note H —	REAL ESTATE INVENTORY HELD FOR CURRENT SALE AND LAND HELD FOR FUTURE DEVELOPMENT

      At December 31, 2003, real estate inventory held for current sale and land held for future development consisted primarily of approximately 95 acres of the 1,724 acres originally included in the Company’s master-planned, mixed use development known as Meadow Pointe near Tampa, Florida. The parcels within this project are in various stages of development. Parcels on which the Company has completed substantially all of its development activities are considered to be held for current sale. Parcels on which development is not yet complete are considered to be held for future development. These assets were carried at a cost of $9,583,000 at December 31, 2003 and $7,851,000 at December 31, 2002. The Company believes that the current fair market value of these assets is greater than their carrying value.

      Two community development districts, both local units of Florida special purpose government, were formed in conjunction with the development of Meadow Pointe. These districts, whose jurisdiction is limited to the Meadow Pointe project, together encompass all of the 1,724 acres within the project. During the period February 1992 through May 2000, the two community development districts issued an aggregate $79.6 million of capital improvement revenue bonds, of which approximately $19 million was outstanding at December 31, 2003. All of these bonds were issued to finance the acquisition of property, and the construction of roads, utilities, recreation facilities and other infrastructure systems.

      Approximately $22 million of the aggregate $79.6 million of capital improvement revenue bonds issued by the districts are payable in equal annual installments of principal and interest over 20 years. The balance of the bonds are payable over a fixed term, but must be prepaid in part each time a developed lot or other land is sold. Annual bond installments are paid by special assessments levied against individual parcels of land within the district areas. These special assessments are collected either directly by the districts or by the Pasco County Assessor, in the same manner as county property taxes, on behalf of the districts. The outstanding bonds are secured by a first lien upon and pledge of the special assessments. If any parcel owner, including the Company’s subsidiaries (until such time as their land has been developed and sold or otherwise transferred), but excluding the districts and the county, fails to make payment of an assessment, then such owner’s parcel will become subject to a lien which may ultimately be foreclosed for nonpayment. As of December 31, 2003, parcels of land owned by the Company’s subsidiaries were subject to bonds in the principal amount of approximately $5 million. These bonds are not reflected on the Company’s Consolidated Balance Sheets. Bond assessments will be paid by the Company if, as and when required.

      The two community development districts have purchased land from one of the Company’s subsidiaries for use in the construction of roads, ponds, conservation areas and neighborhood parks.

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

The Company has accounted for payments it received from the two districts in connection with those transactions, as of the date received, as reductions in the carrying value of all property to be developed within the district areas.

      In March 2002, the Company and Devco II Corporation, a Florida corporation and the development manager of Meadow Pointe (“Devco”), amended the Development and Management Agreement dated March 1, 1991, pertaining to the payment of development and management fees at Meadow Pointe (the “Amendment”). Under the terms of this Amendment, Devco is entitled to a fee equal to five percent of the sales prices as shown on the settlement statements upon closing of all remaining land parcels at Meadow Pointe subsequent to January 1, 2002. In addition, Devco will be eligible to receive up to $300,000 in bonus payments if sales of certain parcels are sold no later than December 31, 2004. Effective January 1, 2002, Devco is not entitled to receive any additional fee or expense reimbursements from the Company or from either of the two Meadow Pointe community development districts. In 2002 and 2003, Devco received an aggregate of $604,000 from the Company under this arrangement and, based on current sales projections and the expectation that the entire $300,000 in bonus payments are achieved, the Company will pay to Devco an aggregate of approximately $750,000 in 2004. As of December 31, 2003, the Company had advances outstanding to Devco of approximately $255,000 pursuant to the Amendment.

Note I — INCOME TAXES

      The Company’s provision for income taxes for the years ended December 31, 2003, 2002 and 2001, consisted of (in thousands):

	Year Ended December 31,

	2003	2002	2001

Current:
Federal income taxes	$345	$(3)	$358
Federal alternative minimum taxes	(54)	38	90
State income taxes	80	(17)	279
Deferred federal and state income taxes	(180)	561	631

	$191	$579	$1,358

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

      As of December 31, 2003 and 2002, the Company had recorded the following net deferred tax liabilities and assets:

	Tax Effect

	December 31,	December 31,
	2003	2002

	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$1,757	$1,117
Federal Alternative Minimum tax credits	248	302
Deferred tax liabilities:
Land basis	(2,576)	(2,201)
Unrealized securities gains	6	(10)
Effect of accelerated depreciation	(266)	(248)
Other	38	12

Net deferred tax liabilities	$(793)	$(1,028)

      The following is a reconciliation from the expected federal statutory income tax rate to the effective tax rate, expressed as a percentage of pre-tax income, for the years ended December 31, 2003, 2002 and 2001:

	Year Ended December 31,

	2003	2002	2001

Expected federal statutory income tax rate	34.0%	34.0%	34.0%
State income taxes, net of federal tax benefit	5.6	5.9	4.5
Adjustment to valuation of state net operating loss carryforwards	(6.2)	(1.9)	3.2
Adjustments to prior year state income taxes	8.0	1.0	1.0
Other	—	—	(0.2)

Effective tax rate	41.4%	39.0%	42.5%

      At December 31, 2003, the Company had available for federal income tax purposes unused operating loss carryforwards of approximately $4,500,000 which will expire as follows (in thousands):

2008	$900
2009	100
2010	800
2013	1,400
2017	1,300

$4,500

Note J — COMMITMENTS AND CONTINGENCIES

Rental Commitments

      Rental expense, primarily for office premises, amounted to $126,000, $110,000 and $98,000 for the years ended December 31, 2003, 2002 and 2001, respectively. The Company’s projected minimum rental commitments under two office leases, one in San Francisco, California which, as

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

amended, commenced on February 1, 2004 and expires on January 31, 2009, and another in Palm Beach, Florida, which commenced February 1, 2002 and expires on February 28, 2007, are:

2004	$89,000
2005	87,000
2006	87,000
2007	56,000
2008	49,000
2009	4,000

$372,000

Legal Matters

      On February 1, 2002, one of the Company’s subsidiaries, Trout Creek Properties, LLC, commenced an action in the United States District Court for the Middle District of Florida, asserting claims against Akerman, Senterfitt & Eidson, P.A. for attorney malpractice and breach of contract in connection with advice given relating to the proration of CDD special assessments at sales closings of lots in the Company’s Meadow Pointe project. In November of 2003, the United States District Court granted a motion for summary judgment filed by the Akerman law firm. In December of 2003, the Company filed its appeal with the Eleventh Circuit Court. The parties have completed briefing the appeal, and no date has been set for oral argument. Following the entry of the Judgment in the District Court, the Akerman firm filed a motion seeking to recover certain legal fees and expenses of approximately $304,000. The Company has filed an opposition to it. At the Company’s request, the District Court has deferred consideration of that motion until the pending appeal has been resolved, which may take several months. We do not believe the Akerman motion will have a material impact on our consolidated continuing operations or overall financial condition.

Environmental Matters

      The Company follows a policy of monitoring its properties for the presence of hazardous or toxic substances. The Company is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Company’s business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on the Company’s results of operations and cash flow.

General Uninsured Losses

      The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses which may be either uninsurable, or not economically insurable. Should an uninsured loss occur, the Company could lose its investment in, and anticipated profits and cash flows from, a property.

Note K — STOCKHOLDERS’ EQUITY

      From time to time, the Company purchases shares of its common stock, primarily in the open market. In 2003, 2002 and 2001, the Company purchased an aggregate of the following number of shares of its common stock: 88,693 shares for $716,000 in 2003; 96,600 shares for $836,000 in 2002,

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

of which 60,000 shares were purchased from an officer and director of the Company for $525,000; and 22,200 shares for $192,000 in 2001.

      In 2001, five of the Company’s employees exercised options for the purchase of 212,000 shares of the Company’s common stock. The Company received proceeds from the exercises of the options of (1) $21,000 cash and (2) notes for $889,000, which included $380,000 for withholding taxes resulting from the option exercises. In 2003, three employees, including an officer who is also a director, repaid their notes in full. One note was paid with cash in the amount of $684,000, which included payment of $28,000 of accrued interest. The other notes, in the aggregate amount of $59,000, including $3,000 of accrued interest, were paid with the tender or surrender by two employees of 6,343 shares of the Company’s common stock with an average market value of $9.21 per share. In February 2004, the two remaining notes, in the aggregate amount of $181,000, including $4,000 of accrued interest, were repaid in full by two employees, both of whom are officers, with the tender or surrender of 20,437 shares of the Company’s common stock with an average market value of $8.85 per share. All of the notes were repaid under their original terms. All of the notes were full-recourse and were secured by the shares issued in connection with the option exercises. Interest rates ranged from 4.59% to 5.12% per annum and were equal to the Applicable Federal Rates in effect at the time the notes were issued. Interest on the notes was due annually on the anniversary date of each note and principal of the notes and accrued but unpaid interest was due on the earlier of (1) the fifth anniversary of the issuance of each note or (2) the sale of the shares purchased in connection with the exercise of options.

      Also in 2003, six of the Company’s employees, including four executive officers, two of whom are directors, exercised options for the purchase of an aggregate of 176,000 shares of the Company’s common stock. In accordance with option agreements by and between each employee and the Company, dated November 15, 1993, the employees tendered or surrendered 102,875 shares of the Company’s common stock, with an average market value of $9.11 per share, as payment of exercise costs aggregating $935,000, which included $429,000 of withholding taxes resulting from the option exercises.

Note M — STOCK PLANS

      The Company’s 1997 Long-Term Incentive Plan (the “1997 Plan”) provides for the granting of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, stock payments and deferred stock to employees, who may also be directors of the Company. The Company’s 1993 Long-Term Equity Incentive Plan (the “1993 Employee Plan”) governs certain non-qualified stock options issued to officers and employees prior to adoption of the 1997 Plan; no new grants of options or other stock rights may be made under the 1993 Employee Plan. The Company’s 1994 Stock Option Plan for Outside Directors (the “1994 Director Plan”), provides for the grant of stock options to those of its directors who are not employed by the Company (the “Outside Directors”); no new grants of options may be made under the 1994 Director Plan.

      The 1997 Plan and the 1993 Employee Plan are administered by the Board of Directors or a committee (the “Committee”), composed of not less than two directors who are disinterested persons. The Committee selects participants in the 1997 Plan and determines the number of shares

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

subject to the options and other stock rights granted pursuant to that plan, and the terms of those options and other rights.

      In accordance with its terms, the 1994 Director Plan terminated on February 16, 2004, the tenth (10th) anniversary of its adoption by the Board. The 1994 Director Plan replaced the Company’s Non-Employee Directors’ Option Plan (the “Original Director Plan”). Under the Original Director Plan, each Outside Director was automatically granted, upon election as a director, a non-qualified option for 5,000 shares of the Company’s common stock. All of the options which were granted under the Original Director Plan have been exercised. No new options may be granted under the Original Director Plan.

      Pursuant to the 1994 Director Plan, any person who becomes an Outside Director is to be granted a non-qualified option to purchase 5,000 shares of the Company’s common stock, the grant to be effective on the date of his or her election or appointment as an Outside Director, and each Outside Director who has served as such for at least one year will also receive an option to purchase 2,000 shares of the Company’s common stock on the date of each annual meeting of stockholders at which he or she is reelected a director. In accordance with the 1994 Director Plan, two Outside Directors were granted options for 5,000 shares each upon approval of the plan in May 1994 and subsequently received options for 2,000 shares each on the dates of the annual meetings of stockholders in May of each of the years 1995 through 2003. Another Outside Director was granted, at the time of his appointment in October 1996, a non-qualified option to purchase 5,000 shares of the Company’s common stock, and, in accordance with the 1994 Director Plan, subsequently received options for 2,000 shares on the date of the annual meeting of stockholders in May of each of the years 1998 through 2003. Another Outside Director was appointed in October 2003 to fill a vacancy created by the death of one of the Company’s Outside Directors and, at that time, was granted a non-qualified option to purchase 5,000 shares of the Company’s common stock.

      In accordance with the intrinsic value based method of accounting prescribed by APB 25, the Company does not recognize any compensation expense related to the options that it grants as they are all exercisable at the fair value of the Company’s common stock on the date of grant. Had compensation costs for the Company’s option plans been determined consistent with the fair value based method of accounting prescribed by SFAS 123, the Company’s consolidated net income and net income per share would have been reduced to the following pro forma amounts for the years ended December 31, 2003, 2002 and 2001 (in thousands, except per share amounts):

	2003	2002	2001

Net income:
As reported	$271	$906	$1,839
SFAS 123 adjustment	(64)	(12)	(22)

Pro forma	$207	$894	$1,817

Diluted income per share:
As reported	$.07	$.24	$.48
SFAS 123 adjustment	(.01)	.00	.00

Pro forma	$.06	$.24	$.48

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

      As of December 31, 2003 and March 14, 2004, 322,500 shares and 307,500 shares (unaudited), respectively, were available for future grant under the 1997 Plan. As of December 31, 2003, 32,000 shares were available for future grant under the 1994 Director Plan. As of December 31, 2003 and March 14, 2004, 504,500 and 519,500 (unaudited), respectively, of the stock options granted under these plans were exercisable. The options expire 10 years following their grant. Options granted under the 1997 Plan are fully vested at the date of grant. Options granted pursuant to the 1994 Director Plan, and granted prior to May 27, 1998, vested at the rate of 25% per year, for each of the first four years. On May 27, 1998, the Board of Directors amended the 1994 Director Plan to provide that all options granted on and after that date become fully vested on the date of grant.

      The fair value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2003, 2002 and 2001:

	2003	2002	2001

Risk free interest rate	2.2%	1.7%	3.6%
Expected dividend yield	None	None	None
Expected life of options	3 years	3 years	3 years
Expected volatility	34.6%	15.1%	36.9%

      Based on these assumptions, the weighted average fair value of options granted would be calculated as $2.27 in 2003, $1.20 in 2002 and $2.47 in 2001.

      A summary of the status of the Company’s stock option plans at December 31, 2003, 2002 and 2001 and changes during the years then ended is presented in the table below:

	2003		2002		2001

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at Beginning of Year	634,500	$5.77	624,500	$5.70	833,000	$4.88
Granted	46,000	8.65	10,000	9.39	9,000	8.43
Exercised	(176,000)	2.88	—	—	(212,000)	2.50
Expired	—	—	—	—	(5,500)	7.25

Outstanding at End of Year	504,500	7.04	634,500	5.77	624,500	5.70

Exercisable at End of Year	504,500	7.04	634,500	5.77	624,500	5.70

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2003, 2002 and 2001

      The following table summarizes information about stock options outstanding at December 31, 2003:

	Options Outstanding and Exercisable

	Number	Weighted	Weighted
	Outstanding and	Average	Average
Range of	Exercisable at	Remaining	Exercise
Exercise Prices	12/31/03	Contractual Life	Price

$3.87 to $4.75	94,000	1.80 years	4.66
$5.87 to $6.25	103,000	2.86 years	6.23
$7.25 to $9.65	307,500	5.31 years	8.04

	504,500

Note N —	EVENT SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS’ REPORT (UNAUDITED)

      In March 2004, Meadow Pointe II Community Development District (the “District”) notified the Company of its intention to issue District Revenue Refunding Bonds, Series 2004 (the “Series 2004 Bonds”). According to the District, the Series 2004 Bonds are being issued to i) redeem the outstanding principal amount of the Meadow Pointe II Community Development District Capital Improvement Revenue Bonds, Series 1995 (the “Series 1995 Bonds”); ii) to pay for the construction of certain recreational facilities within the District; iii) to pay the cost of issuance of the Series 2004 Bonds, and iv) to reduce the annual assessments on properties within the District in view of the improved credit worthiness of the District and the favorable interest rate climate.

      As of February 29, 2004, approximately $1,840,000 of the Series 1995 Bonds encumber the Company’s multifamily and commercial properties, requiring an annual assessment of approximately $250,000. Following the issuance of the Series 2004 Bonds, it is estimated that approximately $2,150,000 will encumber the multifamily and commercial properties, requiring an annual assessment payment of approximately $215,000.

SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION

BF ENTERPRISES, INC. AND SUBSIDIARIES
December 31, 2003
($ in thousands)

Life on
	Initial Cost to		Gross Account at Which						Which
	Company		Carried at Close of Period						Depreciation
in Latest
		Buildings		Buildings					Statements of
		and		and		Accumulated	Date of	Date	Operations is
Description	Land	Improvements	Land	Improvements	Total	Depreciation	Construction	Acquired	Computed

Office Building — Tempe, Arizona	$736	$3,734	$736	$3,734	$4,470	$2,458	1977	1977	40 Years

Notes:

(1)	For Federal income tax purposes at December 31, 2003, real estate was carried at a cost of $1,326,000.

(2)	Reconciliation of “Real Estate and Accumulated Depreciation”:

	Year Ended December 31,

	2003		2002		2001

	Investment	Accumulated	Investment	Accumulated	Investment	Accumulated
	Amount	Depreciation	Amount	Depreciation	Amount	Depreciation

Balance at beginning of year	$4,470	$2,407	$4,470	$2,356	$4,470	$2,305
Additions:
Depreciation charged to costs & expenses	—	51	—	51	—	51

Balance at end of year	$4,470	$2,458	$4,470	$2,407	$4,470	$2,356

BF ENTERPRISES, INC. AND SUBSIDIARIES

SCHEDULE IV — MORTGAGE LOANS ON REAL ESTATE
December 31, 2003 ($ in thousands)

			Final	Face			Balloon
	Interest		Maturity	Amount		Carrying	Payment
	Rate (%)		Date	(1)(2)(3)		Amount	at Maturity

Conventional First Mortgage Loans (9-13):
Land and land development:
Kaufman County, Texas	15		11/04	150		48	48
Pelican Bay, Texas	14		12/04	150		131	131
Grayson County, Texas	14		12/04	150		118	118
Fate, Texas	12		07/04	500	(4)	437	437
Fort Worth, Texas	15		10/04	150	(4)(5)	150	150
Fort Worth, Texas	12		10/05	150	(4)(5)	150	150
Balch Springs, Texas	12	1/2	01/05	200		138	138
Allen, Texas	14		12/04	200	(4)(6)	100	100
Manufacturing facility and land:
Nacona, Texas and Cooke County, Texas	13	1/2	07/04	150	(4)(7)	150	150
Warehouse:
Dallas County, Texas	10	1/4	04/04	250	(4)(8)	250	250

				$1,900		$1,672	$1,672

(1)	Face amount represents the Company’s participating interest in loans acquired through a real estate investment sponsor.

(2)	Interest only until maturity.

(3)	All loans contain late penalties that entitle the Company to a pro rata portion of fifty percent (50%) of any such penalties. The remaining fifty percent (50%) of such penalties inures to the sponsor.

(4)	Loan contains prepayment penalties that entitle the Company to a pro rate portion of fifty percent (50%) of such penalties. The remaining fifty percent (50%) of such penalties inures to the sponsor.

(5)	Prepayment penalty of 1% of principal balance if prepayment is made prior to April 1, 2003.

(6)	Prepayment penalty of ten thousand dollars if prepayment is made prior to June 1, 2003.

(7)	Prepayment penalty of 1% of principal balance if prepayment is made prior to February 1, 2003.

(8)	Prepayment penalty of seven thousand five hundred dollars if prepayment is made prior to April 1, 2003.

(9)	An administrative fee of one-half percent is deducted from the indicated interest rate by a real estate investment sponsor.

(10)	None of the mortgages is encumbered by liens in priority to the Company’s Deeds of Trust.

(11)	None of the principal amounts of the mortgages is subject to delinquent principal or interest.

(12) Balance at beginning of period	$3,366
Additions during the period:
New mortgage loans	304
Deductions during the period:
Collections of principal	(1,998)

$1,672

(13)	At December 31, 2003, mortgage loans on real estate were carried at an amount of $1,672 for Federal income tax purposes.

Item 8.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

      None.

Item 8a.	Controls and Procedures

      The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company’s reports under the Securities Exchange Act of 1934, as amended, are recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that the information is accumulated and communicated to the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any disclosure controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired objectives, and management was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The Company’s management, with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of the end of the period covered by this report. Based upon that evaluation and subject to the foregoing, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the design and operation of the Company’s disclosure controls and procedures provided reasonable assurance that the disclosure controls and procedures are effective to accomplish their objectives.

      There have been no significant changes in the Company’s internal controls during the Company’s most recently completed fiscal quarter that could significantly affect internal controls subsequent to the date the Company carried out its evaluation.

PART III

Item 9.	Directors and Executive Officers of the Registrant.

      The information required by Item 9 is incorporated by reference from the Company’s Proxy Statement, under the caption “Nominees of the Present Board of Directors” and “Executive Officers,” which Proxy Statement will be mailed to stockholders in connection with the Company’s annual meeting of stockholders which is scheduled to be held on May 13, 2004.

Item 10.	Executive Compensation.

      The information required by Item 10 is incorporated by reference from the Company’s Proxy Statement, under the caption “Compensation of Executive Officers and Directors,” which Proxy Statement will be mailed to stockholders in connection with the Company’s annual meeting of stockholders which is scheduled to be held on May 13, 2004.

Item 11.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Equity Compensation Plan Information

      The following table summarizes information about the Company’s compensation plans as of December 31, 2003. All outstanding awards relate to our $.10 par value Common Stock. For additional information about our equity compensation plans, see Note L of Notes to Consolidated Financial Statements.

	Number of Securities		Number of Securities
	to be Issued Upon		Remaining Available for
	Exercise of	Weighted-Average	Future Issuance Under
	Outstanding Options,	Exercise Price of	Equity Compensation Plans
	Warrants and	Outstanding Options,	Excluding Securities
Plan Category	Rights(1)	Warrants and Rights	reflected in Column(a)

	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders:
1993 Long-Term Equity Incentive Plan	204,500	$5.93	0
1994 Stock Option Plan for Outside Directors	68,000	$7.28	32,000
1997 Long-Term Equity Incentive Plan	232,000	$7.94	322,500
Equity Compensation Plans Not Approved by Security Holders:	0	0	0

Total	504,500	$7.04	354,500

(1)	The Company’s 1997 Long-Term Incentive Plan (the “1997 Plan”) provides for the granting of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, stock payments and deferred stock to employees, who may also be directors of the Company. The Company’s 1993 Long-Term Equity Incentive Plan (the “1993 Employee Plan”) governs certain non-qualified stock options issued to officers and employees prior to adoption of the 1997 Plan; no new grants of options or other stock rights may be made under the 1993 Employee Plan. The Company’s 1994 Stock Option Plan for Outside Directors (the “1994 Director Plan”) provides for the grant of stock options to those of its directors who are not employed by the Company. The 1994 Director Plan terminated on February 16, 2004, in accordance with its terms. For additional information, see Note M of Notes to Consolidated Financial Statements.

      The other information required by Item 11 is incorporated by reference from the Company’s Proxy Statement, under the caption “Beneficial Stock Ownership,” which Proxy Statement will be mailed to stockholders in connection with the Company’s annual meeting of stockholders which is scheduled to be held on May 13, 2004.

Item 12.	Certain Relationships and Related Transactions.

      The information required by Item 12 is incorporated by reference from the Company’s Proxy Statement, under the caption “Certain Relationships and Related Transactions,” which Proxy Statement will be mailed to stockholders in connection with the Company’s annual meeting of stockholders which is scheduled to be held on May 13, 2004.

Item 13.	Exhibits, Financial Statement Schedules, and Reports on Form 8-K.

      (a)1. Financial Statements

      The following consolidated financial statements of BF Enterprises, Inc. and its subsidiaries are included in Item 8 of this report:

Report of independent auditors.

Consolidated balance sheets at December 31, 2003 and 2002.

Consolidated statements of income for the years ended December 31, 2003, 2002 and 2001.

Consolidated statements of stockholders’ equity for the years ended December 31, 2003, 2002 and 2001.

Consolidated statements of cash flows for the years ended December 31, 2003, 2002 and 2001.

Notes to consolidated financial statements.

Selected quarterly financial data for the years ended December 31, 2003 and 2002 have not been included in the notes to the financial statements as they were not required.

Financial Statement Schedules:

III — Real estate and accumulated depreciation

IV — Mortgage loans on real estate

All other schedules have been omitted as they are inapplicable.

      (a)3. Exhibits

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation — incorporated by reference to Exhibit 3 (a) to Amendment No. 1 on Form 8 to the registrant’s Form 10 registration statement, filed with the Securities and Exchange Commission on June 23, 1987.
3.2	By-Laws — incorporated by reference to Exhibit 3 (b) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989.
4.1	Restated Certificate of Incorporation (filed as Exhibit 3.1).
4.2	By-Laws (filed as Exhibit 3.2).
4.3	Specimen common stock certificate — incorporated by reference to Exhibit 4 (c) to Amendment No. 1 on Form 8 to the registrant’s Form 10 registration statement, filed with the Securities and Exchange Commission on June 23, 1987.
*10.8	The registrant’s 1993 Long-Term Equity Incentive Plan — incorporated by reference to Exhibit 10.8 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
*10.9	The registrant’s 1994 Stock Option Plan for Outside Directors — incorporated by reference to Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994.
*10.10a	Employment Agreement between the registrant and Brian P. Burns, dated as of November 30, 1992 — incorporated by reference to Exhibit 10.15 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
*10.10b	Amendment to Employment Agreement between the registrant and Brian P. Burns, dated as of December 28, 1995 — incorporated by reference to Exhibit 10.10b to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
*10.10c	Second Amendment to Employment Agreement between the registrant and Brian P. Burns, dated as of January 1, 1997 — incorporated by reference to Exhibit 10.10c to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.
*10.10d	Employment Agreement between the registrant and Brian P. Burns, dated as of January 1, 2000 — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.
*10.10e	Amendment Agreement to Amended and Restated Employment Agreement, by and between BF Enterprises, Inc. and Brian P. Burns, dated July 3, 2003 — incorporated by reference to Exhibit 10.10e to the registrant’s Quarterly Report on Form 10-QSB for the quarter ending June 30, 2003.
*10.11a	Employment Agreement by and between the registrant and Paul Woodberry, dated as of December 22, 1992 — incorporated by reference to Exhibit 10.16 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

Exhibit
Number	Description

*10.11b	Amendment to Employment Agreement between the registrant and Paul Woodberry, dated as of January 1, 2000 — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.
*10.12a	The registrant’s Profit Sharing Plan, as amended and restated effective July 1, 1989 — incorporated by reference to Exhibit 10.9 to the registrant’s Registration Statement on Form S-1 and Form S-4 (Registration No. 33-56290) filed with the Securities and Exchange Commission on December 24, 1992.
*10.12b	First Amendment of the registrant’s Profit Sharing Plan, adopted December 12, 1994 — incorporated by reference to Exhibit 10.12 (b) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
*10.12c	Second Amendment of the registrant’s Profit Sharing Plan, adopted March 31, 1995 — incorporated by reference to Exhibit 10.12c to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
*10.12d	Amended and Restated BF Enterprises, Inc. Profit Sharing Plan, dated January 1, 2001 — incorporated by reference to Exhibit 10.12 (d) to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.
*10.13	Amended Trust Agreement, under the registrant’s Profit Sharing Plan, dated September 7, 1992, between the registrant and John M. Price, as trustee — incorporated by reference to Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 and Form S-4 (Registration No. 33-56290) filed with the Securities and Exchange Commission on December 24, 1992.
10.16	Lease, regarding premises at 1515 W. 14th Street, Tempe, Arizona, dated as of March 1, 1995, between the registrant, as landlord, and Bank One, Arizona, NA, as tenant — incorporated by reference to Exhibit 10.17 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
10.17	Development and Management Agreement, dated as of March 1, 1991, between Trout Creek Development Corporation, a wholly-owned subsidiary of the registrant, and DEVCO II Corporation — incorporated by reference to Exhibit 10.20 (a) to the registrant’s Form 8-K report dated March 14, 1991, filed with the Securities and Exchange Commission on March 15, 1991.
10.17a	Amendment to Development and Management Agreement dated March 20, 2002 — incorporated by reference to Exhibit 10.17(a) to the registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.
10.19a	Office Lease, dated as of March 26, 1990, between Bush Street Limited Partnership, as landlord, and the registrant, as tenant — incorporated by reference to Exhibit 10.24 (a) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1990.
10.19b	Lease Extension Agreement, dated as of January 19, 1995, between JMB Group Trust IV, as landlord, and the registrant, as tenant — incorporated by reference to Exhibit 10.21 (b) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
10.19c	Second Amendment to Lease, dated as of May 15, 1998, between 100 Bush Corporation, as landlord, and the registrant, as tenant — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.
10.19d	Lease Extension Agreement, dated as of July 10, 2003, between 100 Bush Corporation, as landlord, and the registrant, as tenant — filed herewith.
10.20	Property Acquisition Agreement, dated as of September 25, 1995, between Meadow Pointe II Community Development District and Trout Creek Properties, Inc., a wholly-owned subsidiary of the registrant — incorporated by reference to Exhibit 10.22 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
*10.21	1997 Long-Term Incentive Plan of BF Enterprises, Inc. dated as of December 10, 1997 and approved by the Company’s stockholders at the Company’s 1998 Annual Meeting of Stockholders held on May 27, 1998 — incorporated by reference to the registrant’s Annual Report on Form-10KSB for the fiscal year ended December 31, 1998.

Exhibit
Number	Description

*10.22	Amended BF Enterprises, Inc. 1994 Stock Option Plan for Outside Directors including all amendments through May 27, 1998 — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.
10.28	Real Estate Purchase Agreement by and between Crescent Resources, Inc., a South Carolina corporation as Purchaser and Trout Creek Properties LLC, a Delaware Limited Liability Company as Seller — incorporated by reference to Exhibit 10.28 to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.28a	First Amendment to Real Estate Purchase Agreement — incorporated by reference to Exhibit 10.28a to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.28b	Second Amendment to Real Estate Purchase Agreement — incorporated by reference to Exhibit 10.28b to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.28c	Third Amendment to Real Estate Purchase Agreement — incorporated by reference to Exhibit 10.28c to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.28d	Fourth Amendment to Real Estate Purchase Agreement — incorporated by reference to Exhibit 10.28d to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.28e	Fifth Amendment to Real Estate Purchase Agreement — incorporated by reference to Exhibit 10.28e to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.29	Meadow Pointe East LLC Membership Interest Purchase Agreement and Assignment — incorporated by reference to Exhibit 10.29 to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2001.
*10.30	Term Sheet — Proposed Compensation Program between Trout Creek Development Corporation and Devco II Corporation — incorporated by reference to Exhibit 10.30 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.
*10.31	Form of Security Agreement used in connection with exercise of stock options — incorporated by reference to Exhibit 10.31 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.
*10.32	Form of Promissory Note Secured by Pledge of Stock used in connection with exercise of stock options — incorporated by reference to Exhibit 10.32 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.
10.33	Lease Agreement, dated as of January 11, 2002, by and between the registrant and 125 Worth Avenue Limited Partnership — incorporated by reference to Exhibit 10.33 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.
10.34	Master Participation Agreement, effective as of March 14, 2002, by and between the registrant and Graham Mortgage Corporation — incorporated by reference to Exhibit 10.33 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.
*10.35	Form of Indemnification Agreement, entered into by and between the Company and each Director and Executive Officer of the Company, including Brian P. Burns, Daniel S. Mason, Ralph T. McElvenny, Jr., Charles E.F. Millard, Paul Woodberry, Stuart B. Aronoff, S. Douglas Post and Brian P. Burns, Jr. — incorporated by reference to Exhibit 10.35 to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2003.
14.1	BF Enterprises, Inc. Code of Ethics for the Chief Executive Officer and the Senior Financial Officers — filed herewith.
14.2	BF Enterprises, Inc. Corporate Code of Conduct — filed herewith.
21	Subsidiaries of the registrant.

Exhibit
Number	Description

31.1	Certification of Brian P. Burns, Chairman of the Board, President and Chief Executive Officer of BF Enterprises, Inc., pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934 — filed herewith.
31.2	Certification of S. Douglas Post, Vice President, Treasurer and Chief Financial Officer of BF Enterprises, Inc., pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934 — filed herewith.
32.1	Certification of Brian P. Burns, Chairman of the Board, President and Chief Executive Officer of BF Enterprises, Inc., pursuant to 18 U.S.C. Section 1350 — filed herewith.
32.2	Certification of S. Douglas Post, Vice President, Treasurer and Chief Financial Officer of BF Enterprises, Inc., pursuant to 18 U.S.C. Section 1350 — filed herewith.

*	Management contract or compensatory plan required to be filed as an exhibit pursuant to Item 14 (c) of Form 10-K.

      (b) Reports on Form 8-K

      The registrant filed a Form 8-K, dated October 28, 2003, announcing the appointment on October 28, 2003, by the Company’s Board of Directors, of Thomas C. Quick as a new director of the Company to fill a vacancy created by the death on October 20, 2003 of director Charles E.F. Millard.

Item 14.	Principal Accountant Fees and Services.

      The information required by Item 14 is incorporated by reference from the Company’s Proxy Statement, under the caption “Audit Fees,” which Proxy Statements will be mailed to stockholders in connection with the Company’s annual meeting of stockholders which is scheduled to be held on May 13, 2004.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BF ENTERPRISES, INC.

(Registrant)

Date: March 29, 2004

By:	/s/ S. DOUGLAS POST

S. Douglas Post, Chief Financial Officer,
Vice President and Treasurer
(Principal Financial Officer and Principal
Accounting Officer)

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: March 29, 2004	By:	/s/ BRIAN P. BURNS -------------------------------------------------------- Brian P. Burns Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

Date: March 29, 2004	By:	/s/ PAUL WOODBERRY -------------------------------------------------------- Paul Woodberry Executive Vice President, and a Director

Date: March 29, 2004	By:	/s/ DANIEL S. MASON -------------------------------------------------------- Daniel S. Mason, Director

Date: March 29, 2004	By:	/s/ RALPH T. MCELVENNY, JR. -------------------------------------------------------- Ralph T. McElvenny, Jr., Director

Date: March 29, 2004	By:	/s/ THOMAS C. QUICK -------------------------------------------------------- Thomas C. Quick, Director

Date: March 29, 2004	By:	/s/ S. DOUGLAS POST
--------------------------------------------------------
S. Douglas Post, Chief Financial Officer,
Vice President and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

Exhibit 31.1

Certification of CEO Pursuant to Securities Exchange Act Rules 13a-14 and 15d-14 as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Brian P. Burns, certify that:

      1. I have reviewed this annual report on Form 10-KSB of BF Enterprises, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

      5. The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: March 29, 2004

BF ENTERPRISES, INC.

By:	/s/ BRIAN P. BURNS

Brian P. Burns
Chairman of the Board, President and
Chief Executive Officer

Exhibit 31.2

Certification of CFO Pursuant to Securities Exchange Act Rules 13a-14 and 15d-14 as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, S. Douglas Post, certify that:

      1. I have reviewed this annual report on Form 10-KSB of BF Enterprises, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer , including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

      5. The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: March 29, 2004

BF ENTERPRISES, INC.

By:	/s/ S. DOUGLAS POST

S. Douglas Post
Vice President, Treasurer and
Chief Financial Officer

CORPORATE DIRECTORY

Directors

Brian P. Burns
Chairman of the Board, President and Chief Executive Officer of the Company

Daniel S. Mason
Managing Partner of Zelle, Hofmann, Voelbel, Mason & Gette, a San Francisco law firm

Ralph T. McElvenny, Jr.
Chairman of the Board and Chief Executive Officer of Golden Oil Company, a natural resources exploration and production company

Thomas C. Quick
Private Investor
Formerly Vice Chairman, Quick &
Reilly/Fleet Securities, Inc.

Paul Woodberry
Executive Vice President of the Company, and consultant to Alleghany Corporation, an asset management company

Officers

Brian P. Burns
Chairman of the Board, President and Chief Executive Officer

Paul Woodberry
Executive Vice President

Stuart B. Aronoff
Senior Vice President — Operations

Brian P. Burns, Jr.
Senior Vice President — Administration and Corporate Development

S. Douglas Post
Vice President, Treasurer and Chief Financial Officer

Carol L. Young
Secretary

Linda J. Papciak
Assistant Secretary

Louise Killoran
Assistant Secretary

Office

100 Bush Street, Suite 1250
San Francisco, California 94104
(415) 989-6580
(Principal Office)

Registrar and Stock Transfer Agent

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BF ENTERPRISES, INC.

PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
MAY 13, 2004

     The undersigned hereby appoints Brian P. Burns and Daniel S. Mason, or either of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BF Enterprises, Inc. (the “Company”) to be held on May 13, 2004 in Palm Beach, Florida, at 9:30 a.m., Eastern Daylight Time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held of record by the undersigned on March 29, 2004 as directed below, and in their discretion upon such other matters as may come before the meeting.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

For
		For All Nominees	Withhold All Nominees	All Nominees Except
1. NOMINEES:	Brian P. Burns Daniel S. Mason Ralph T. McElvenny, Jr. Thomas C. Quick Paul Woodberry	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Nominees Except” and print that nominee’s name in the space provided below.

		For	Against	Abstain
2.	Approval of 2004 Stock Option Plan for Outside Directors.	☐	☐	☐

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

     Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ Detach above card, sign, date and mail in postage paid envelope provided. ▲
BF ENTERPRISES, INC.

     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE, WHICH REQUIRES NO POSTAGE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.